SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.      )

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Check the appropriate box:

[ ]	Preliminary Proxy Statement

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[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-12

Community National Bancorporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR THE SPECIAL MEETING OF SHAREHOLDERS
SUMMARY
PROXY AND VOTING INFORMATION
THE SALE PROPOSAL
BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
OTHER MATTERS

COMMUNITY NATIONAL BANCORPORATION
561 East Washington Avenue
Ashburn, Georgia 31714

June 23, 2003

Dear Community National Bancorporation Shareholder:

          Community National Bancorporation has agreed to sell Cumberland National Bank, its wholly-owned subsidiary, to Liberty Shares, Inc. for $3,400,000 in cash, subject to potential adjustment as provided in the definitive agreement.

          Community National Bancorporation will hold a special meeting of shareholders at The Thrasher House, 720 Hudson Avenue, Ashburn, Georgia 31714, on Thursday, July 24, 2003 at 10:30 a.m., local time to consider and vote upon the sale. Under the provisions of Community National Bancorporation’s articles of incorporation, the holders of a majority of the outstanding shares of Community National Bancorporation common stock must approve the sale at the special meeting. In addition, the sale is subject to regulatory and various other conditions. After considering all aspects of the sale, the board of directors of Community National Bancorporation has approved the sale and determined it to be in the best interests of Community National Bancorporation shareholders. The board recommends that Community National Bancorporation shareholders vote FOR approval of the sale.

          Community National Bancorporation officers and directors representing approximately 37.6% of the outstanding Community National Bancorporation common stock have agreed to vote such shares in favor of the sale. The terms and conditions of the sale and the related transactions are more fully described in the attached proxy statement, which we urge you to read and review carefully.

          Your vote is very important. Whether or not you plan to attend the special meeting, please take time to vote on the proposal by completing and mailing the enclosed proxy or broker instruction card as instructed by these materials.

Sincerely,

/s/ Theron G. Reed

Theron G. Reed
President and Chief Executive Officer

COMMUNITY NATIONAL BANCORPORATION

561 East Washington Avenue
Ashburn, Georgia 31714

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

DATE:	Thursday, July 24, 2003

TIME:	10:30 a.m., local time

PLACE:	The Thrasher House
720 Hudson Avenue
Ashburn, Georgia 31714

          NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Community National Bancorporation, a Georgia corporation (the “Company”), will be held at the aforementioned place on the aforementioned date and time for the following purposes:

          1.     To consider and vote upon a proposal to approve each of the following with respect to the proposed sale (the “Sale”) of Cumberland National Bank (“Cumberland”), a wholly-owned subsidiary of the Company, to Liberty Shares, Inc. (“Liberty”):

(a)	an Agreement and Plan of Reorganization (the “Reorganization Agreement”), dated May 30, 2003, by and among the Company, Cumberland, Liberty and The Heritage Bank (“Heritage”), a wholly-owned subsidiary of Liberty;

(b)	an Agreement and Plan of Merger (the “Merger Agreement” and, together with the Reorganization Agreement, the “Agreements”), to be entered into by and between Cumberland and Heritage; and

(c)	the Sale and all other transactions contemplated by the Agreements.

A copy of the Reorganization Agreement is attached as Appendix A to the Proxy Statement following this Notice of Special Meeting. A copy of the form of the Merger Agreement is attached as Appendix B to the Proxy Statement.

          2.     If necessary, to vote upon the adjournment and postponement of the Special Meeting to solicit additional proxies or for any other reason.

          3.     To act upon such other matters as may properly come before the Special Meeting or any postponements or adjournments thereof.

          Holders of record of the Company’s common stock, no par value, at the close of business on June 18, 2003, the record date for the Special Meeting, shall be entitled to notice of, and to vote at, the Special Meeting and any postponements or adjournments thereof.

          You are cordially invited to attend the Special Meeting in person. Whether or not you are able to attend the meeting, please vote as instructed by these materials as soon as possible.

By Order of the Board of Directors

/s/ Theron G. Reed

Theron G. Reed
President and Chief Executive Officer

Ashburn, Georgia
June 23, 2003

COMMUNITY NATIONAL BANCORPORATION
561 East Washington Avenue
Ashburn, Georgia 31714

PROXY STATEMENT FOR THE
SPECIAL MEETING OF SHAREHOLDERS
To Be Held on July 24, 2003 Beginning at 10:30 a.m.

SUMMARY

          These proxy materials are intended to be first sent or given to shareholders on or about June 23, 2003. The following summary highlights the material terms of the proposed sale by Community National Bancorporation of Cumberland National Bank, its wholly-owned subsidiary, to Liberty Shares, Inc., as described in more detail in this proxy statement. This summary includes page references to more complete information appearing elsewhere in this proxy statement.

          A copy of the Agreement and Plan of Reorganization among Community National, Cumberland, Liberty and The Heritage Bank, a wholly-owned subsidiary of Liberty, is attached to this proxy statement as Appendix A. A copy of the form of Agreement and Plan of Merger between Cumberland and Heritage is attached to this proxy statement as Appendix B. You should read this proxy statement, the Agreement and Plan of Reorganization, the form of Agreement and Plan of Merger, and the other information furnished with this proxy statement in their entirety to fully understand the proposals and their consequences to you.

Time, Date and Place of Meeting

          A special meeting of shareholders of Community National will be held at The Thrasher House, 720 Hudson Avenue, Ashburn, Georgia 31714, on Thursday, July 24, 2003 at 10:30 a.m., local time. The board of directors of Community National is providing these proxy materials to you in connection with this special meeting.

The Sale of Cumberland to Liberty

          •     Parties to the Agreements (page 10). The parties to the Agreement and Plan of Reorganization are Community National, Cumberland, Liberty and Heritage. Heritage and Cumberland will be parties to the Agreement and Plan of Merger.

               Community National Bancorporation is a Georgia corporation that was formed in 1989 and is a bank holding company that owns all of the outstanding capital stock of Community National Bank, Cumberland National Bank and First National Bank, Tarpon Springs. Through its subsidiary banks, Community National operates four branches in three counties in Georgia and one branch in Pinellas County, Florida. Community National’s common stock is quoted on the OTC Bulletin Board under the symbol “CBAC.” Community National’s principal executive offices are located at 561 East Washington Avenue, Ashburn, Georgia 31714, and its telephone number is (229) 567-9686.

               Cumberland National Bank is a national banking association that was founded by Community National in 1999 with the proceeds of Community National’s 1998 public offering of common stock. Cumberland operates a single branch full service bank in Camden County, Georgia. Cumberland’s principal executive offices are located at 392 Charlie Smith, Sr. Highway, St. Marys, Georgia 31558, and its telephone number is (912) 882-1818.

               Liberty Shares, Inc. is a Georgia corporation and the parent holding company of Heritage. Liberty’s principal executive offices are located at 300 South Main Street, Hinesville, Georgia 31313, and its telephone number is (912) 368-3332.

               The Heritage Bank is a Georgia banking corporation. Heritage operates 14 banking locations in the counties of Bryan, Chatham, Liberty, Long and Wayne in Georgia. Heritage’s principal executive offices are located at 300 South Main Street, Hinesville, Georgia 31313, and its telephone number is (912) 368-3332.

          •     Terms of the Sale and Consideration (page 15). Pursuant to the terms of the transaction agreements, Community National will sell Cumberland to Liberty. The aggregate purchase price to be received by Community National is $3,400,000 in cash, subject to adjustment as provided in the Agreement and Plan of Reorganization. This amount is subject to reduction on a dollar-for-dollar basis if Cumberland’s total shareholders’ equity as of the closing date of the merger is less than Cumberland’s total shareholders’ equity as of March 31, 2003 by more than $235,000. The sale will be effected by merging Cumberland into Heritage, with Heritage being the surviving entity, although the manner of effecting the sale may be changed at any time before the closing for tax or regulatory purposes. The sale consideration will be used for general corporate purposes and will not be distributed to Community National’s shareholders.

          •     Conditions to Closing (page 18). There are several conditions that, unless waived, the parties must satisfy in order to complete the sale. These include, among other things:

•	the accuracy of all representations and warranties made by the various parties;

•	the performance of all conditions and agreements by the various parties;

•	the approval of the transaction agreements by the shareholders of Community National, Cumberland and Heritage;

•	the receipt of all necessary governmental and regulatory approvals of the sale and related transactions, except that, with respect to bank regulatory approvals of Liberty and Heritage, such approvals must have no conditions, other than customary conditions or conditions that would not have a material adverse effect on Liberty or Heritage;

•	the termination by Cumberland of all existing employment agreements with Gary D. Willis, the President and Chief Executive Officer of Cumberland; and

•	other routine closing conditions.

          •     Termination (page 17). The parties to the agreements may terminate the agreements by the mutual consent of all parties at any time before closing. Additionally, any party may terminate the agreements if:

•	the sale has not closed by November 15, 2003;

•	the shareholders of Community National do not approve the sale;

•	a governmental or regulatory authority prohibits the sale;

•	a party to the agreement not affiliated with the terminating party materially breaches its representations, warranties, covenants or agreements and the breach is not cured within 30 days or cannot be cured; or

•	any action, suit, or proceeding is brought by a third party which, in the good faith opinion of the terminating party, makes the sale inadvisable.

          In addition, Heritage and/or Liberty may terminate the agreements for certain other reasons, including:

•	the occurrence of a material adverse change in the financial condition or business of Cumberland; or

•	if Liberty or Heritage learns of a potential liability of Cumberland arising from noncompliance with environmental laws and regulations or the environmental condition of Cumberland’s assets or properties.

          Under certain circumstances, in the event of termination, Cumberland or Heritage may be entitled to a termination fee of $250,000.

          •     Indemnification (page 18). Community National has agreed to indemnify Liberty and Heritage and their affiliates for certain matters, including:

•	Losses arising from debts or other liabilities of Cumberland arising prior to the closing date that have not been reserved against or disclosed to Liberty or Heritage;

•	Actual losses arising from charge-offs of loans held by Cumberland as of the closing date to the extent these actual losses exceed Cumberland’s reserve amount for such losses by more than $1,000,000; and

•	Losses arising from any untrue representation, misrepresentation, breach of warranty or nonfulfillment of any covenants, agreements or obligations by or of Community National or Cumberland.

          Liberty has agreed to indemnify Community National and its affiliates for certain matters, including:

•	Losses arising from debts or other liabilities of Cumberland arising after the closing date; and

•	Losses arising from any untrue representation, misrepresentation, breach of warranty or nonfulfillment of any covenants, agreements or other obligations by or of Heritage or Liberty.

          Generally, the aggregate indemnification obligations of each party shall not exceed the amount of the sale consideration.

          •     Voting Agreement (page 19). The directors and officers of Community National have agreed to vote all shares of Community National common stock owned by them in favor of the sale proposal. The shares held by these directors and officers represent approximately 37.6% of the shares of common stock outstanding and entitled to vote at the special meeting.

          •     Vote Required for Approval (page 8). Under Community National’s articles of incorporation, the affirmative vote of the holders of a majority of the outstanding shares of Community National common stock entitled to vote at the special meeting is necessary for approval of the proposal.

          •     Reasons for the Sale (page 13). After considering a variety of strategic alternatives and alternative transactions, and after conducting an extensive auction process, the board of directors of Community National has determined that the sale of Cumberland to Liberty pursuant to the terms of the agreements is in the best interests of Community National and its shareholders.

          •     Recommendation of the Board (page 13). The Community National board of directors has unanimously approved, and recommends that its shareholders vote FOR, the sale of Cumberland to Liberty, the Agreement and Plan of Reorganization and the Agreement and Plan of Merger, and the other transactions contemplated by those agreements.

          •     Interests of Executive Officers and Directors (page 14). Community National is currently negotiating with one of its directors to purchase an outstanding loan that Community National has with a financial institution lender and to provide Community National with an extended forbearance period if the loan is purchased. The director would require Community National to pay the director a loan fee or accept an increased interest rate as compensation for the default risk associated with the loan. The acquisition of this loan is subject to regulatory approval, and Community National cannot provide any assurance that a satisfactory purchase will be completed or that the required regulatory approval will be obtained. None of Community National’s other directors or executive officers has an interest in the transactions that differs from, or is in addition to, their interests as holders of Community National capital stock.

          •     Regulatory Approvals (page 14). The sale will require the prior approval of the Federal Reserve Board, the Office of the Comptroller of the Currency, the Georgia Department of Banking and Finance and the Federal Deposit Insurance Corporation. Community National cannot give any assurance that the parties will be able to obtain all required regulatory approvals or that these regulatory approvals will not contain terms, conditions or restrictions that would be detrimental to the parties to the sale.

          •     No Fairness Opinion (page 14). The Community National board of directors has not sought or obtained an opinion as to the fairness, from a financial point of view, of the consideration to be received by Community National in the proposed transaction.

          •     Dissenters’ Rights (page 19). Under Georgia law, Community National shareholders are not entitled to dissenters’ rights in connection with the proposed sale.

PROXY AND VOTING INFORMATION

Why did you send me this proxy statement?

          The Board of Directors of Community National Bancorporation, a Georgia corporation (the “Company”), has sent this proxy statement to you to solicit a proxy in connection with the Special Meeting of the Company’s shareholders to be held on Thursday, July 24, 2003 beginning at 10:30 a.m., local time (the “Special Meeting”). The Special Meeting will be held at The Thrasher House, 720 Hudson Avenue, Ashburn, Georgia 31714. This proxy statement contains important information about the proposals to be considered and voted on at the Special Meeting. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy or voting instruction card. This proxy statement, the attached Notice of Special Meeting and the enclosed proxy card was first sent or given on or about June 23, 2003 via first class mail to all shareholders of record of the Company entitled to vote at the Special Meeting.

Why is the Special Meeting required?

          The Company’s Articles of Incorporation require that the merger or sale of any subsidiary of the Company must be approved by the shareholders of the Company. Absent this provision of the Articles of Incorporation, shareholder approval of the sale (the “Sale”) by the Company of Cumberland National Bank, its wholly-owned subsidiary (“Cumberland”), to Liberty Shares, Inc. (“Liberty”), and of the agreements governing the Sale would not be required.

Who may vote at the Special Meeting?

          Only shareholders of record of the Company’s no par value common stock (the “Common Stock”) at the close of business on June 18, 2003 (the “Record Date”) are entitled to vote at the Special Meeting or any adjournment or postponement of the Special Meeting. On the Record Date, there were 2,011,495 shares of the Common Stock issued and outstanding held by approximately 1,251 shareholders of record. The Common Stock is the Company’s only class of voting stock.

How many votes do I have?

          Each share of Common Stock that you own entitles you to one vote. The enclosed proxy card indicates the number of shares of Common Stock that you own.

What if my shares are held through a broker?

          Many of the Company’s shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially through a broker, bank or other nominee.

Shares Owned as a Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, to be the shareholder of record, and the Company is sending these proxy materials directly to you as such. As the shareholder of record, you may give representatives of the Company a proxy to vote your shares as you direct, or you may vote in person at the Special Meeting. The Company has enclosed a proxy card for you to use.

Shares Owned Beneficially Through a Broker, Bank or Other Nominee. Shares that are registered in the name of a brokerage account or by a bank or other nominee are commonly referred to as being held in “street name.” If you hold your shares in street name, these proxy materials were forwarded to you by your broker or nominee, which is considered, with respect to those shares, to be the shareholder of record. As the beneficial owner of shares held in street name, you have the right to direct the broker or nominee how to vote your shares. You also have the right to attend the Special Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Special Meeting unless you first obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. The broker or nominee also has provided you with instructions on how to obtain a proxy to vote your shares at the Special Meeting should you wish to do so.

How do I vote in person at the Special Meeting?

          Shares held directly in your name as the shareholder of record may be voted in person at the Special Meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification. If you hold your shares in street name, you must have a signed proxy from the broker, bank or other nominee in order to vote your shares in person at the Special Meeting.

          Even if you currently plan to attend the Special Meeting, the Company recommends that you also submit your proxy as described below so that your vote will be counted if you ultimately do not attend the meeting.

How do I vote by proxy?

          Whether you hold shares directly as the shareholder of record or in street name, you may direct your vote without attending the Special Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this by mail. Please refer to the instructions included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

          Whether or not you plan to attend the Special Meeting, the Company urges you to complete, sign and return the enclosed proxy card and return it to the Company promptly in the accompanying envelope. Returning the proxy card will not affect your right to attend and vote at the Special Meeting. If you properly complete and sign the proxy card and send it to the Company in advance of the Special Meeting, your “proxy” (the individual named on your proxy card) will vote your shares as you have directed. If you sign, date and return the enclosed proxy card but do not specify how to vote, the person named as proxy will vote your shares FOR approval of Agreement and Plan of Reorganization (the “Reorganization Agreement”), FOR the Agreement and Plan of Merger (the “Merger Agreement,” and, together with the Reorganization Agreement, the “Agreements”), and FOR approval of the sale of Cumberland to Liberty pursuant to the Agreements and the other transactions contemplated thereby.

          If your shares are held in street name, you must instruct your broker or nominee as to how your shares should be voted. If you fail to do so, the broker or nominee may be authorized to vote for you on some routine items but prohibited from voting on other items. Those items for which your broker cannot vote result in broker non-votes.

          The Company does not know of any other matters that will be brought before the Special Meeting. If, however, other matters are properly brought before the Special Meeting, your proxy will be voted on those matters as determined in the discretion of the proxy holder.

How do I revoke my proxy?

          You may revoke or change your proxy or voting instruction at any time prior to the vote at the Special Meeting. For shares held directly in your name, you may revoke your proxy in any of three ways:

•	You may send in another proxy with a later date.

•	You may notify the Company’s Secretary in writing before the Special Meeting that you have revoked your proxy.

•	You may vote in person at the Special Meeting.

Attendance at the Special Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

          For shares held by you in street name, you may revoke or change your proxy by submitting new voting instructions to your broker or nominee, or you may vote your shares at the Special Meeting if you have first obtained a proxy from your broker or nominee.

What is the quorum requirement for the Special Meeting?

          In order to carry on the business of the Special Meeting, there must be a quorum. A quorum requires the presence, in person or by proxy, of the holders of at least a majority of the votes of each class of stock entitled to vote at the Special Meeting. The Company counts abstentions and broker non-votes as present and entitled to vote for purposes of determining a quorum.

How can the meeting be adjourned?

          The Company’s shareholders will also be asked to consider and vote on a proposal to grant discretionary authority to the proxy holder to vote in favor of an adjournment or postponement of the Special Meeting, if necessary. Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by the approval of the holders of shares representing a majority of the outstanding shares entitled to vote and represented in person or by proxy at the Special Meeting, or by the Chairman of the Board of Directors or the President of the Company, without notice other than announcement at the Special Meeting of the date, time and place of the adjourned meeting. The Company does not currently intend to seek an adjournment of the Special Meeting. Abstentions and broker non-votes will be treated for purposes of the adjournment as votes cast against the adjournment.

How many votes are required to approve the proposed sale of Cumberland?

          The affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote is necessary for approval of the proposed sale of Cumberland to Liberty. For this purpose, if you vote to “abstain” on the proposal, your shares will have the same effect as if you voted against the proposal. A broker non-vote also will have the same effect.

          The directors and executive officers of the Company, who control in the aggregate approximately 37.6% of the Common Stock, have entered into an agreement to vote such shares in favor of the sale of Cumberland to Liberty and the sale agreements.

Who will pay for this proxy solicitation?

          The Company is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the Company’s directors, officers and employees may solicit proxies or votes in person, by telephone or by other electronic means of communication. The Company’s directors, officers and employees will not receive any additional compensation for these solicitation activities. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding these proxy materials to shareholders.

How can I submit a shareholder proposal for the next annual meeting?

          You may submit proposals for consideration at future shareholder meetings, including director nominations. If you wish to submit proposals for inclusion in the Company’s proxy statement for the 2004 Annual Meeting of Shareholders, you must submit such proposals so that they are received by the Company no later than December 24, 2003. Such proposals must comply with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, and all other applicable proxy rules and requirements contained in the Company’s bylaws relating to shareholder proposals in order to be included in the Company’s proxy materials.

          If you wish to nominate persons for election to the Company’s Board of Directors or submit some other proposal for consideration at the Company’s 2004 Annual Meeting of Shareholders, but do not wish to submit the proposal for inclusion in the Company’s proxy materials pursuant to Rule 14a-8, you must:

•	Notify the Company’s Secretary in writing not less than 60 or more than 90 days before the Annual Meeting.

•	If the Company gives you fewer than 40 days’ notice or prior public disclosure of the meeting date, however, you may notify the Company within 10 days after the notice was mailed or publicly disclosed.

•	Your notice must contain the specific information that the Company’s bylaws require.

          Shareholder nominations for election of directors and other proposals should be submitted to Community National Bancorporation, Attention: Secretary, 561 East Washington Avenue, Ashburn, Georgia 31714. You may also contact the Company’s corporate secretary at the above address for a copy of the relevant bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

Where can I find more information about the Company?

          The Company is subject to the informational requirements of the Exchange Act and is required to file reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may inspect and copy the reports, proxy statements and other information filed with respect to the Company in the public reference room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission toll-free at 1-800-SEC-0330 for further information about the public reference room. You may also obtain copies of the reports, proxy statements and other information from the public reference room of the SEC at prescribed rates. The SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements, registration statements and other information filed with the SEC through the EDGAR system.

Forward-Looking Statements

          This proxy statement includes forward-looking statements regarding the plans and objectives of the Company and Cumberland leading up to and following the proposed sale of Cumberland to Liberty, the Company’s and Cumberland’s pursuit and receipt of regulatory approvals related to the proposed Sale, the satisfaction of other conditions related to the proposed Sale, and other matters regarding the Company’s business, prospects and the proposed Sale. Also, statements that use the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “possible,” “project,” “should,” “will,” or similar expressions, are intended to identify forward-looking statements. Such forward-looking statements are not a guarantee of future results and involve risks and uncertainties. Actual results may differ materially from those contemplated by these forward-looking statements as a result of risks and uncertainties described in this proxy statement, including that the Company may not be able to complete the proposed Sale as described in this proxy statement; changes in financial markets; and general economic and industry conditions.

THE SALE PROPOSAL

          Under this proposal, shareholders are being asked to approve the Agreements, the sale of Cumberland to Liberty pursuant thereto, and the other transactions contemplated thereby. On May 30, 2003, the Company, Cumberland, Liberty and Heritage entered into the Reorganization Agreement.

The Parties to the Agreements

          The parties to the Agreement and Plan of Reorganization are Community National, Cumberland, Liberty and Heritage. Heritage and Cumberland will be parties to the Agreement and Plan of Merger.

          Community National Bancorporation is a Georgia corporation that was formed in 1989 and is a bank holding company that owns all of the outstanding capital stock of Community National Bank, Cumberland National Bank and First National Bank, Tarpon Springs. Through its subsidiary banks, Community National operates four branches in three counties in Georgia and one branch in Pinellas County, Florida. Community National’s common stock is quoted on the OTC Bulletin Board under the symbol “CBAC.” Community National’s principal executive offices are located at 561 East Washington Avenue, Ashburn, Georgia 31714, and its telephone number is (229) 567-9686.

          Cumberland National Bank is a national banking association that was founded by Community National in 1999 with the proceeds of Community National’s 1998 public offering of common stock. Cumberland operates a single branch full service bank in Camden County, Georgia. Cumberland’s principal executive offices are located at 392 Charlie Smith, Sr. Highway, St. Marys, Georgia 31558, and its telephone number is (912) 882-1818.

          Liberty Shares, Inc. is a Georgia corporation and the parent holding company of Heritage. Liberty’s principal executive offices are located at 300 South Main Street, Hinesville, Georgia 31313, and its telephone number is (912) 368-3332.

          The Heritage Bank is a Georgia banking corporation. Heritage operates 14 banking locations in the counties of Bryan, Chatham, Liberty, Long and Wayne in Georgia. Heritage’s principal executive offices are located at 300 South Main Street, Hinesville, Georgia 31313, and its telephone number is (912) 368-3332.

Background of the Sale Proposal

          The Company operated successfully for many years when it was a one-bank holding company. In late 1999 and early 2000, the Company formed Cumberland and acquired Tarpon Financial Corporation, and its subsidiary bank, First National Bank, Tarpon Springs, Florida (“Tarpon”). Tarpon is not a party to the Sale. Since that time, heavy loan losses at Cumberland and, to a lesser extent, Tarpon, have required the Company to increase its borrowings to supplement the capital accounts of its subsidiary banks.

          Recently, Cumberland’s financial situation has continued to worsen. While Cumberland’s total assets were approximately $57.8 million as of December 31, 2002 and approximately $54.5 million as of March 31, 2003, Cumberland had a net loss of approximately $1.0 million for the fiscal year ended December 31, 2002 and approximately $150,000 for the three-month period ended March 31, 2003. In addition, Cumberland’s total stockholders’ equity decreased from approximately $5.1 million as of December 31, 2002 to approximately $4.9 million as of March 31, 2003.

          On April 11, 2002 and August 28, 2002, Cumberland and Tarpon, respectively, each entered into a formal agreement with the Office of the Comptroller of the Currency (the “OCC”) pursuant to which each of Cumberland and Tarpon agreed to take certain actions to ensure its safe and sound operation. As of the date of this proxy statement, the Company believes that most of the requirements imposed on Cumberland have been substantially satisfied but the deadline for Cumberland’s full compliance has expired. In the case of Tarpon, the Company believes that all but one of the requirements, appointment of a new President, have been substantially satisfied albeit after the deadline imposed by the OCC. Tarpon did submit a candidate for a new President for the OCC’s approval and is awaiting action from the OCC. The Company, Cumberland and Tarpon are continuing in their efforts to satisfy all the relevant conditions as soon as practicable.

          These agreements will remain in place until the OCC is satisfied that all of these requirements have been met and the condition of these banks improves. Failure to comply with the terms of either agreement could result in additional regulatory enforcement action, including assessment of civil money penalties or issuance of a cease-and-desist order, which could impose additional obligations on the affected subsidiary banks of the Company.

          At the request of the Federal Reserve Bank of Atlanta (the “Fed”), the Company’s Board of Directors recently adopted resolutions that, among other things, prohibit the Company from incurring additional debt, declaring or paying dividends or redeeming treasury stock without prior Fed approval. As of the date of this proxy statement, the Company believes that it is in full compliance with the provisions of the resolutions calling for submission to the Fed of a consolidated budget, cash flow projections and adoption of a strategic and capital plans.

          On June 10, 2003, Community National Bank (“CNB”), the Company’s largest subsidiary bank (which is not a party to the Sale), entered into a Memorandum of Understanding (the “MOU”) with the OCC pursuant to which CNB agreed to take certain corrective actions to operate in a safe and sound manner. Among other things, the MOU requires CNB to: establish a compliance committee to monitor and coordinate CNB’s adherence to the MOU and to evaluate the committees of CNB’s board of directors; engage an independent outside management consultant to conduct a management and board supervision study; achieve certain capital levels above regulatory minimums; adopt and follow a three-year capital plan; adopt and follow a written program to improve CNB’s loan portfolio management; review and revise CNB’s lending policies; and adopt and follow a three-year strategic plan.

          The foregoing events have had a negative effect on the Company. On March 31, 2002, the Company obtained a ten-year $6 million line of credit facility from an unrelated financial institution. The Company’s obligations under the facility are secured by the common stock of all three of the Company’s subsidiary banks and include annual principal payments beginning on April 1, 2003, each in an amount equal to 10% of the outstanding principal balance. As of December 31, 2002, the Company was determined by the lender to be in default of several of the facility’s covenants applicable to the Company as a whole and two of its subsidiary banks.

          On April 9, 2003, the Company made the 2003 annual principal payment of $504,200. To enable the Company to make the required principal payment, the Company sold 61,500 shares of its newly-issued Non-Voting Series A Preferred Stock to its directors for an aggregate price of $615,000. As of May 31, 2003, the outstanding principal under the facility is $4,537,800. No borrowing capacity remains under the facility. In connection with the principal payment, the lender agreed to waive all existing defaults under the facility through June 30, 2003. The Company cannot give assurances that it will be able to avoid other defaults prior to June 30, 2003, or that it will not be in default after June 30, 2003. Such a default would have a material effect on the Company’s liquidity and capital resources and could impair its ability to continue as a going concern.

          The Company is in discussions with the lender under this facility to extend the current default waiver past June 30, 2003. However, there can be no assurance that the Company will be able to obtain such an extension on terms satisfactory to the Company, or at all. Further, even if this default waiver is extended, there can be no assurance that another default (not covered by the waiver) will not occur under other provisions of the facility. The failure of the Company to obtain an extension of the lender’s existing default waiver or a new waiver with respect to any future default could have a material adverse effect on the Company’s liquidity and capital resources and could impair its ability to continue as a going concern. The Company is also currently negotiating with one of its directors to purchase the loan under this facility and to provide the Company with an extended default waiver period if the loan is purchased. See “The Sale Proposal – Interests of Certain Persons in the Sale of Cumberland.”

          Due to the declining financial condition of the Company and in anticipation of the Fed’s findings in its on-site inspection, on September 18, 2002, the Company retained an investment banker to provide advice concerning strategic alternatives available to the Company, including the sale of one or more of the Company’s banks or the entire company. The investment banker identified and contacted a number of potential purchasers for the Company. Several entities indicated an interest in acquiring the Company and conducted due diligence, and the Company continues to pursue expressions of interest that it may receive from other parties in acquiring either the Company or one of the two subsidiary banks that will remain after the completion of the Sale.

          In May 2003, the Company received a proposal from Liberty to acquire Cumberland. The Company immediately began to negotiate the terms of the Reorganization Agreement, and

Liberty and Heritage began to conduct due diligence. On May 29, 2003, after the parties and their counsel had engaged in extensive negotiations, the Board met to consider proposed terms of the Agreements with Liberty and Heritage. After thoroughly reviewing and discussing such terms, the Board unanimously approved the Agreements. On May 30, 2003, the Reorganization Agreement was executed by all of the parties thereto.

Reasons for the Sale and Recommendation of the Board

          The Company’s Board of Directors unanimously determined that the Sale is in the best interests of its shareholders and unanimously recommended that shareholders approve the Sale, the Agreements, and the other transactions contemplated thereby. The Board considered the following positive factors in reaching this conclusion:

•	The business, financial condition, earnings and prospects of the Company and Cumberland;

•	The continuing nature of the Company’s and Cumberland’s operating losses and the likelihood that such losses would continue in the future;

•	The difficulties and increased expense of operating under increased regulatory scrutiny of Cumberland’s business pursuant to Cumberland’s agreement with the OCC, and Cumberland’s difficulties in fully complying with this agreement;

•	That the Board conducted an extensive review of strategic alternatives, including the proposed Sale, and, after completion of this process, believed that the alternatives to the Sale are either not feasible or not reasonably likely to provide equal or greater value to the Company; and

•	that the Sale is structured as a merger and, as such, Heritage will assume substantially all of the liabilities of Cumberland.

          The Board also considered the following potentially negative factors:

•	The risk that the Sale might not be consummated;

•	The fact that the Company’s shareholders will not have the opportunity to benefit from any future growth of Cumberland; and

•	The lack of an opinion as to the fairness, from a financial point of view, of the Sale to the Company’s shareholders from an independent financial advisor.

          The factors described above were not the only factors considered by the Board. The Board did not find it practicable to quantify or otherwise assign relative weights to any of these factors. However, after taking into account all of these factors, the Board unanimously concluded that the Sale is in the best interests of the shareholders of the Company.

          FOR THESE REASONS, THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE SALE PURSUANT TO THE AGREEMENTS AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL AT THE SPECIAL MEETING OF THE SALE, THE AGREEMENTS AND THE OTHER TRANSACTIONS CONTEMPLATED THEREBY.

Fairness Opinion

          Neither the Company nor Cumberland has sought or obtained an opinion of a financial advisor relating to the fairness of the proposed Sale. The Company’s Board of Directors concluded that the expense of a fairness opinion was not justified in light of the total consideration contemplated by the Agreements. Moreover, the Board concluded that in light of the extensive auction process and its consideration of the applicable alternatives to the Sale, a fairness opinion was not necessary for the protection of shareholders.

Regulatory Approvals

          Certain regulatory requirements imposed by U.S. regulatory authorities must be complied with before the Sale can be completed. The Sale will require the prior approval of the Federal Reserve Board, the OCC, the Georgia Department of Banking and Finance (the “Department”), and the Federal Deposit Insurance Corporation (the “FDIC”). It is possible that the regulatory authorities may seek concessions from the parties as conditions for granting approval of the Sale. Under the Reorganization Agreement, each of the parties has agreed to use its best efforts, and will cause its officers, directors, employees and agents and its subsidiaries and their officers, directors, employees and agents, to use their best efforts, to obtain as soon as reasonably practicable all state and federal regulatory approvals and consents required or deemed necessary to consummate the transactions contemplated by the Agreements. Any conditions to these approvals may not impose ongoing obligations on Liberty or Heritage other than conditions that are customary in merger approvals by the Department and the FDIC or conditions that would not, in the opinion of the Boards of Directors of Liberty and Heritage, have individually or in the aggregate a material adverse effect on the business, operations or assets of Liberty or Heritage. The Company cannot provide any assurance that it or any other party will be able to obtain all required regulatory approvals, or that such approvals will not contain terms, conditions or restrictions that may be detrimental to the Company or Cumberland after the completion of the Sale.

Interests of Certain Persons in the Sale of Cumberland

          The Company is currently negotiating with one of its directors to purchase an outstanding loan that the Company has with a financial institution lender and to provide the Company with an extended forbearance period if the loan is purchased. The director would require the Company to pay the director a loan fee or accept an increased interest rate as compensation for the default risk associated with the loan. The acquisition of this loan is subject to regulatory approval, and the Company cannot provide any assurance that a satisfactory purchase will be completed or that the required regulatory approval will be obtained.

          Except as set forth above, none of the Company’s other directors or executive officers have any substantial direct or indirect interest in the Sale that differs from, or is in addition to, their interests as holders of Common Stock.

Operation of the Company after the Sale

          After the consummation of the Sale, the Company will continue to own its remaining subsidiary banks, which will operate in the normal course of business, although the Company may continue to identify potential purchasers and discuss potential transactions in which the Company or one or more of its subsidiaries would be acquired.

Summary of the Agreement and Plan of Reorganization, the Agreement and Plan of Merger and Related Agreements

          This section summarizes the material terms of the Sale and the Agreements. However, this summary is not complete and is qualified in its entirety by reference to the copies of the Agreements attached as Appendix A and Appendix B to this proxy statement, which agreements set forth the terms and conditions of the Sale.

     The Sale

          The parties to the Reorganization Agreement have agreed that on the closing date of the Sale, Liberty will acquire Cumberland by merging Cumberland into Heritage, with Heritage being the surviving company. Upon the completion of the Sale, all of the assets and liabilities of Cumberland will become assets and liabilities of Heritage. However, the parties have agreed that the manner of effecting or carrying out the Sale and the other transactions contemplated by the Agreements may, for tax or regulatory purposes, be changed, altered or amended in writing at any time prior to the closing, and that the Company and Cumberland have agreed to cooperate fully with any reasonable request of Liberty or Heritage in furtherance of any such change, alteration or amendment.

     The Sale Consideration

          Liberty has agreed to pay to the Company $3,400,000 in cash as consideration for the Sale. This amount shall be reduced dollar-for-dollar to the extent that Cumberland’s total shareholders’ equity on the closing date is less than Cumberland’s total shareholders’ equity on March 31, 2003 by more than $235,000. The proceeds of the Sale will be used by the Company for general corporate purposes and will not be distributed to shareholders of the Company.

     Representations and Warranties

          The Reorganization Agreement contains various representations and warranties by Cumberland and the Company, including, among other things, representations and warranties relating to:

•	the accuracy and completeness of the disclosures made by Cumberland to Heritage;

•	Cumberland’s corporate organization and capital structure;

•	the Company’s and Cumberland’s authority to enter into the Agreements and consummate the Sale;

•	the accuracy and completeness of Cumberland’s corporate books and records;

•	the Company’s and Cumberland’s payment of all applicable taxes and the accuracy and completeness of all tax returns;

•	the accuracy and completeness of the Company’s financial statements;

•	the adequacy of Cumberland’s reports filed with regulators;

•	the validity of all notes receivable and other obligations owned by or due to Cumberland;

•	the adequacy of Cumberland’s loan loss reserves;

•	the absence of any undisclosed debts, liabilities or obligations;

•	the absence of any material adverse changes to the business, assets, liabilities, results of operations, financial condition of Cumberland, or other material adverse changes related to the operation of Cumberland since December 31, 2002;

•	the absence of undisclosed pending or threatened litigation or governmental actions against or affecting Cumberland;

•	the accuracy of the Company’s proxy materials in connection with the Sale;

•	Cumberland’s compliance with applicable laws and regulations, including environmental laws;

•	Cumberland’s compliance with the terms of and payment of premiums on its insurance policies;

•	the validity and enforceability of Cumberland’s material contracts;

•	the adequacy of Cumberland’s intellectual property rights and the absence of undisclosed litigation or proceedings relating to Cumberland’s intellectual property rights;

•	the absence of undisclosed liens or encumbrances on Cumberland’s personal property;

•	Cumberland’s interests under leases of real property and ownership interests in real property;

•	Cumberland’s employees, labor matters, and employee benefit plans;

•	Cumberland transactions with related parties; and

•	Cumberland’s ability to obtain any required consents to the Sale;

          The Reorganization Agreement also contains various representations and warranties by Heritage and Liberty, including:

•	Heritage’s corporate organization;

•	Liberty’s and Heritage’s authority to enter into the Agreements and consummate the Sale;

•	Liberty’s and Heritage’s ability to obtain any required consents; and

•	the absence of undisclosed pending or threatened litigation or governmental orders against or affecting Heritage.

     Covenants and Agreements

          Cumberland and the Company have agreed that until the closing, they will continue to operate the business of Cumberland in the ordinary course and that Cumberland will, among other things:

•	maintain its properties and assets in good operating condition;

•	maintain and keep in force its insurance policies;

•	preserve its capital structure;

•	refrain from paying dividends or making distributions;

•	refrain from amending its articles of association or bylaws;

•	refrain from making any material acquisitions or dispositions;

•	maintain its current banking and safe deposit arrangements;

•	refrain from entering into material contracts;

•	maintain its books and records;

•	promptly advise Heritage of any litigation or material adverse changes to Cumberland’s assets, business, operations or financial condition;

•	file all required reports with regulatory or governmental agencies;

•	refrain from amending any significant loan or credit arrangements; and

•	refrain from increasing the compensation due to directors, officers or employees or grant any new or additional severance payments or employee benefits.

     Termination

          The Agreements may be terminated in the following ways:

•	by the mutual written consent of all parties to the Agreements;

•	by any party if the Sale has not closed on or before November 15, 2003;

•	By Liberty and/or Heritage if a material adverse change shall have occurred in the business, operations or assets of Cumberland;

•	By any party if a governmental authority issues a final and non-appealable order prohibiting the Sale;

•	By any party if any action or proceeding is brought or threatened against another party to the agreement unaffiliated with the terminating party which, in the good faith opinion of the terminating party, makes consummation of the Sale inadvisable;

•	By any party if another party to the agreement unaffiliated with the terminating party materially breaches any representation, warranty, covenant, or other agreement and the breach is not cured within 30 days after written notice;

•	By any party if the shareholders of the Company do not approve the Agreements at the Special Meeting;

•	By Liberty and/or Heritage, if it learns of any fact or condition regarding Cumberland that was required to be disclosed but not disclosed and the existence of this fact materially and adversely affects Cumberland;

•	By Liberty and/or Heritage, if it learns of any potential liability of Cumberland arising from any environmental condition of Cumberland’s properties or assets.

          If Liberty or Heritage terminates the Agreements due to any uncured, willful and material breach of Cumberland or the Company, or for the failure to obtain the approval of the Company’s shareholders, Cumberland and the Company shall pay Heritage a termination fee of $250,000. If Cumberland or the Company terminates the Agreements due to any uncured, willful and material breach of Heritage or Liberty, Heritage and Liberty shall pay Cumberland a termination fee of $250,000. The payment of a termination fee shall not relieve a breaching party from liability for an uncured willful breach giving rise to the termination.

     Indemnification

          The Company has agreed, subject to limitations, to indemnify Liberty, Heritage and their affiliates for any loss arising from:

•	Debts, obligations, or other liabilities, known, unknown and contingent, of Cumberland arising prior to the closing of the Sale that have not been reserved against or disclosed to Liberty or Heritage;

•	Charge-offs of loans held by Cumberland as of the closing date to the extent that actual losses exceed Cumberland’s loan and lease loss reserve amount by more than $1,000,000; and

•	Any untrue representations, breaches of warranties, or nonfulfillment of covenants or agreements contained in the Agreements or related agreements.

          Liberty has agreed, subject to limitations, to indemnify the Company and its affiliates for any loss arising from:

•	Debts, obligations, or other liabilities, known, unknown and contingent, of Cumberland arising after closing of the Sale; and

•	Any untrue representations, breaches of warranties, or nonfulfillment of covenants or agreements contained in the Agreements or related agreements.

          The indemnification provisions of the Reorganization Agreement survive for a period of 24 months following the closing of the Sale, and shall be the exclusive remedy of the parties under the Reorganization Agreement after the closing of the Sale. Generally, neither the Company nor Liberty shall be required to make indemnification payments which, in the aggregate, exceed the amount of the sale consideration. Neither the Company nor Liberty will have any obligation to indemnify any person under the Reorganization Agreement for any loss suffered by such person except to the extent that such losses, taken together, exceed $35,000, and then only to the extent of such excess.

     Conditions to Closing

          The obligations of the parties to complete the Sale are subject to the satisfaction of the following conditions on or before the closing of the Sale, unless waived by the appropriate party:

•	The representations and warranties of the unaffiliated parties to the Reorganization Agreement and related agreements are true and correct in all material respects as of the date made and as of the closing of the Sale;

•	The unrelated parties have performed and complied with all required agreements and conditions in the Reorganization Agreement prior to or on the date of the closing of the Sale;

•	Each party has delivered the required closing documents to the other party, including all required certificates, resolutions and opinions;

•	The Company shall have obtained the approval of its shareholders of the Agreements; and

•	The parties shall have received consents, authorizations and approvals from all applicable governmental authorities which are necessary for the completion of the Sale and all applicable waiting periods shall have expired.

          In addition to the conditions described above, Liberty and Heritage’s obligation to complete the Sale is subject to the satisfaction of the following conditions on or before the closing of the Sale, unless waived:

•	Liberty and Heritage shall have received consents, authorizations and approvals from all applicable governmental authorities without conditions on Liberty or Heritage that impose on Liberty or Heritage ongoing obligations, other than those conditions that are customary in merger approvals by the Department and the FDIC or would not, in the opinion of the boards of directors of Liberty and Heritage, have individually or in the aggregate a material adverse effect on the business, operations or assets of Liberty or Heritage;

•	The Secretary of State of the State of Georgia shall have issued a certificate of merger for the Sale;

•	Cumberland shall have settled all intercompany accounts; and

•	Cumberland shall terminate any and all existing employment agreements with Gary D. Willis, the President and Chief Executive Officer of Cumberland, and the Company shall indemnify Heritage and Liberty for any claims, losses, liabilities or expenses relating to the termination of Mr. Willis’ employment agreements.

     Expenses

          Each party has agreed to pay its own expenses and costs incurred in connection with the Sale and related transactions.

     Voting Agreement

          The directors and executive officers of the Company have agreed to vote all shares of Community National common stock controlled by them in favor of the sale proposal. The shares controlled by these directors and executive officers represent approximately 37.6% of the shares of Common Stock outstanding and entitled to vote at the Special Meeting.

Dissenters’ Rights

          Under Georgia law, the shareholders of the Company are not entitled to dissenters’ rights in connection with the Sale.

BENEFICIAL OWNERSHIP OF
PRINCIPAL SHAREHOLDERS AND MANAGEMENT

          The following table sets forth the number of shares and percentage of Common Stock beneficially owned as of June 2, 2003 by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, individually, (iii) each of the named executive officers of the Company, individually, and (iv) all executive officers and directors of the Company as a group. As of June 2, 2003, there were 2,011,495 shares of Common Stock issued and outstanding.

          Information relating to beneficial ownership of Common Stock is based upon “beneficial ownership” concepts set forth in the instructions to Item 403 of Regulation S-B promulgated by the SEC. Under such rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days after June 2, 2003. Except as otherwise indicated, and subject to applicable community property laws, the persons named below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

			Percent
Name and Address of Beneficial Owner	Number of shares		beneficially owned(1)

T. Brinson Brock, Sr. 1252 Brock Road Arabi, Georgia 31712	84,664	(2)	4.21%

Willis R. Collins 9655 Georgia Highway 112 East Rebecca, Georgia 31783	92,165	(3)	4.58%

Shirley Crawford 56 South Academy Street Rebecca, Georgia 31783	111,452	(4)	5.54%

Donald Crews 508 Davidson Street St. Marys, Georgia 31558	31,510	(5)	1.55%

Benny Warren Denham 424 East Inaha Road Sycamore, Georgia 31790	32,830	(6)	1.63%

Lloyd Greer Ewing 545 East Monroe Avenue Ashburn, Georgia 31714	39,211	(7)	1.95%

Bobby Y. Franklin 27300 Brusso Franklin Road Hilliard, Florida 32046	41,000	(8)	2.02%

Grady Elmer Moore 5580 Georgia Highway 33 North Arabi, Georgia 31712	81,050	(9)	4.03%

Ruth Raines 4525 Hawpond Road Ashburn, Georgia 31714	70,509	(10)	3.51%

Theron G. Reed 2945 Georgia Highway 90 West Rebecca, Georgia 31783	21,201		1.05%

Joe S. Sheppard 4451 Herschel Street Jacksonville, Florida 32210	22,000	(11)	1.09%

Benjamin E. Walker 630 McLendon Street Ashburn, Georgia 31714	79,861	(12)	3.97%

Jimmie Ann Ward 1330 Warwick Highway Ashburn, Georgia 31714	75,000	(13)	3.73%

Freddie J. Weston, Jr. 828 West Madison Avenue Ashburn, Georgia 31714	15,000		0.75%

All directors and executive officers as a group (15 persons)	797,553	(14)	38.84%

1.	The percentages are based on 2,011,495 shares of Common Stock outstanding, plus shares of Common Stock which may be acquired by the beneficial owner, or group of beneficial owners, within 60 days of June 2, 2003, by exercise of any rights to acquire beneficial ownership of Common Stock. The percentage total differs from the sums of the individual percentages due to the differing denominators with respect to each calculation.

2.	Includes 1,190 shares held as custodian for Brent Brock, 1,006 shares held as custodian for Kristen Brock, 370 shares held as custodian for Hunter Chess Brock, and 1,224 shares owned by Mr. Brock’s wife, as to all of which Mr. Brock disclaims beneficial ownership.

3.	Includes 45,132 shares owned by Mr. Collins’s wife as to which he disclaims beneficial ownership.

4.	Includes 8,115 shares held in the name of her son, Gene Scott Crawford, and 8,115 shares held in the name of her son, Phillip Andrew Crawford, as to all of which she disclaims beneficial ownership.

5.	Includes 15,000 shares underlying currently exercisable warrants.

6.	Includes 4,788 shares owned by Mr. Denham’s wife as to which he disclaims beneficial ownership.

7.	Includes 9,000 shares owned by his children (3,000 each for Mary Margaret Ewing, Lloyd S. Ewing and Jennifer L. Ewing) as to which Mr. Ewing disclaims beneficial ownership.

8.	Includes 16,000 shares underlying currently exercisable warrants.

9.	Includes 5,000 shares owned by Mr. Moore’s wife as to which he disclaims beneficial ownership.

10.	Includes 1,500 shares owned by Ruth’s of Ashburn, Inc. and 40,019 shares owned by Mrs. Raines’s husband and his IRA, as to all of which Mrs. Raines disclaims beneficial ownership.

11.	Includes 11,000 shares underlying currently exercisable warrants.

12.	Includes 35,061 owned by the Walker Family Partnership. Also includes 12,300 shares owned by Mr. Walker’s wife as to which he disclaims beneficial ownership.

13.	Includes 15,000 shares held in the name of her son, Michael E. Ward.

14.	Includes 42,000 shares underlying currently exercisable warrants.

OTHER MATTERS

          The Company does not have any knowledge of any other matters that may come before the Special Meeting, and the Company does not intend to present any other matters. However, if any other matters shall properly come before the Special Meeting or any adjournment or postponement thereof, the person holding the proxy being solicited herewith will have the discretion to vote on such matters as he sees fit.

          Whether or not you plan to attend the Special Meeting, in order that your shares may be represented, please complete the enclosed broker instruction card as instructed thereby, or sign, date and return your proxy promptly.

By Order of the Board of Directors

/s/ Theron G. Reed

Theron G. Reed President and Chief Executive Officer

Ashburn, Georgia
June 23, 2003

Appendix A

AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is made and entered into as of this 30th day of May, 2003, by and between CUMBERLAND NATIONAL BANK, a national banking association (hereinafter “Cumberland”), COMMUNITY NATIONAL BANCORPORATION, a Georgia corporation (hereinafter “Community”), THE HERITAGE BANK, a Georgia banking corporation (hereinafter “Heritage”), and LIBERTY SHARES, INC., a Georgia corporation (hereinafter “Liberty”).

R E C I T A L S:

     WHEREAS, the respective boards of directors of Cumberland, Community, Heritage and Liberty deem it advisable and in the best interests of each such entity and their respective shareholders that Cumberland merge with Heritage (the “Merger”), with Heritage being the surviving bank and with all of the issued and outstanding shares of common stock, $5.00 par value per share, of Cumberland (“Cumberland Stock”) being surrendered to Heritage in exchange for the Aggregate Offering Price (as defined below in Section 2.2), all upon the terms and conditions hereinafter set forth and as set forth in the Agreement and Plan of Merger attached hereto as Exhibit A and incorporated herein by reference (the “Merger Agreement”);

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which as legally sufficient consideration are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

CLOSING

     The transactions contemplated herein shall be consummated (the “Closing”) at the offices of Powell, Goldstein, Frazer & Murphy LLP 191 Peachtree Street, NE, 16th Floor, Atlanta, Georgia, on the third business day following receipt of all approvals from governmental authorities having jurisdiction over the transactions contemplated by this Agreement and the Merger Agreement, and the expiration of any waiting or similar period required by applicable law (the “Closing Date”), or at such other time and place as may be mutually satisfactory to the parties hereto.

ARTICLE II

MERGER

     2.1 Merger of Cumberland with and into Heritage. (a) Upon the terms and subject to the conditions of this Agreement and in consideration of the Aggregate Offering Price (as defined in Section 2.2), to be paid by Heritage to Community at the Closing, on the Effective Date Cumberland and Heritage shall be merged in accordance with and in the manner set forth in the Merger Agreement. The surviving bank following the Merger will operate under the Articles of Incorporation of Heritage and Liberty will continue to be the parent holding company of Heritage.

          (b) Notwithstanding Section 2.1(a), or any other provisions or recital of this Agreement or the Merger Agreement, the parties agree that, upon the advice of counsel of Heritage and Liberty, the manner of effecting or carrying out the transactions contemplated by this Agreement and the Merger Agreement may, for tax or regulatory purposes, be changed, altered, or amended in writing at any time before Closing, and that Cumberland and Community each agree to fully cooperate with any reasonable request of Heritage and Liberty in furtherance of any such change, alteration, or amendment.

     2.2 Adjustment to Aggregate Offering Price. (a) The aggregate consideration for the Merger shall be $3,400,000 (the “Aggregate Offering Price”), subject to adjustment as hereinafter provided. The Aggregate Offering Price shall be due and payable in immediately available funds on the Closing Date.

          (b) If the total shareholders’ equity shown on the Closing Financial Statements (as defined in Section 3.12) of Cumberland is less than its total shareholders’ equity as of March 31, 2003 (the “First Quarter Equity Amount”), as reported in the Cumberland Financial Statements (as defined in Section 4.2.6), by more than $235,000, then the Aggregate Offering Price shall be reduced, dollar for dollar, in the amount equal to the difference between (i) the First Quarter Equity Amount, less $235,000, and (ii) the amount of total shareholders’ equity set forth in the Closing Financial Statements.

          (c) The Closing Financial Statements shall become final upon all parties to this Agreement in the event Liberty and Heritage, individually or collectively, do not give Community written notice at Closing of any disagreement with the Closing Financial Statements (a “Notice of Disagreement”). In the event Liberty or Heritage provides a Notice of Disagreement to Community as permitted in this Section 2.2, the parties agree to use their best efforts to resolve the disagreements raised. If such disagreements cannot be resolved by the parties within thirty (30) days after the Closing Date, the parties agree that Hancock, Askew & Co., LLP (or other comparable accounting firm agreed upon by the parties) will conduct an independent review of the Closing Financial Statements to determine total shareholders’ equity of Cumberland as of the ending period of the Closing Financial Statements. If the total shareholders’ equity of Cumberland, as determined by Hancock, Askew & Co., LLP (or other comparable accounting firm), results in an adjustment to the Aggregate Offering Price that is fifteen percent (15%) or more than the adjustment amount calculated under the Closing Financial Statements delivered by Cumberland prior to the Closing, Community shall bear any and all costs and expenses associated with or arising out of Hancock, Askew & Co., LLP’s (or other comparable accounting firm’s) review and determination of the adjustment amount and any reasonable fees, costs, or expenses incurred by Liberty or Heritage in the collection of the adjustment amount. The parties agree that the determination by Hancock, Askew & Co., LLP (or other comparable accounting firm) shall be final and binding upon the parties and enforceable in a court of competent jurisdiction. Any adjustment payment shall be due and payable by Community within two (2) business days after final resolution of the Closing Financial

Statements. The method of payment of the adjustment amount shall be in accordance with the reasonable instructions of Heritage or Liberty.

ARTICLE III

OTHER AGREEMENTS

     3.1 Absence of Brokers. Except as disclosed in the Cumberland Disclosure Memorandum (as defined in Section 4.1), each party hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby. Community and Liberty each agree to indemnify each other (and their respective affiliates) and hold each other (and their respective affiliates) harmless from any claim or demand for commissions or other compensation by any broker, finder, financial consultant or similar agent, whether or not described in the Cumberland Disclosure Memorandum, claiming to have been employed by or on behalf of such indemnifying party or an affiliate of such party. This Section 3.1 shall survive the Closing and the consummation of the Merger.

     3.2 Access to Properties, Books, Etc. Cumberland and Community shall allow Heritage and Liberty and their authorized representatives full access during normal business hours from and after the date hereof and prior to the Closing Date to all of the respective properties, books, contracts, commitments and records of or pertaining to Cumberland and shall furnish to Heritage and Liberty and their authorized representatives such information concerning Community’s affairs and the affairs of its subsidiaries, which is reasonably related to the transactions contemplated by this Agreement. Cumberland and Community shall cause their respective personnel, employees and other representatives to assist Heritage and Liberty in making any such investigation. During such investigation, Liberty and Heritage and their authorized representatives, subject to Section 3.3, shall have the right to make copies of such records, files, tax returns and other materials as it may deem advisable. No investigation made heretofore or hereafter by Liberty and Heritage and their authorized representatives shall affect the representations and warranties of either such party hereunder.

     3.3 Confidentiality. Prior to consummation of the Merger, the parties to this Agreement will share information which may be deemed by each party providing the information to be confidential. The parties agrees that they will hold confidential and protect all information provided to them by another party to this Agreement or such party’s affiliates, except that the obligations contained in this Section 3.3 shall not in any way restrict the rights of any party or person to use information that (i) was known to such party prior to the disclosure by the other party; (ii) is or becomes generally available to the public other than by breach of this Agreement; or (iii) otherwise becomes lawfully available to a party to this Agreement on a nonconfidential basis from a third party who is not under an obligation of confidence to the party providing such information. If a party is requested or required by a governmental authority or agency (by oral questions, interrogatories, requests for information or documents, subpoena, civil/criminal investigative demand or similar process) to disclose any information supplied by an unaffiliated party, the requested party will provide such affected party with prompt notice of such request(s) so that the affected party may seek an appropriate protective order and/or waive the requested party’s compliance with this Section 3.3 as to the requested information. It is further agreed that if in the absence of a protective order or the receipt of a waiver hereunder and the requested party is nonetheless, in the opinion of its legal counsel and despite the requested party’s best efforts, compelled to disclose any such information to a tribunal or else stand liable for contempt or suffer other censure or penalty, the requested party may disclose such information without liability hereunder, provided that the disclosure is limited to that which is necessary to avoid the sanctions herein described. If this Agreement is terminated prior to the Closing, each party hereto agrees to return all documents, statements and other written materials, whether or not confidential, and all copies thereof, provided to it by or on behalf of an unaffiliated party to this Agreement. The provisions of this Section 3.3 shall survive termination, for any reason whatsoever, of this Agreement, and, without limiting the remedies of any party hereto in the event of any breach of this Section 3.3, each party hereto will be entitled to seek injunctive relief against another party in the event of a breach or threatened breach of this Section 3.3.

     3.4 Full Cooperation. The parties shall cooperate fully with each other in connection with any acts or actions required to be taken as part of their respective obligations under this Agreement.

     3.5 Expenses. All of the expenses incurred by Liberty or Heritage in connection with the authorization, preparation, execution and performance of this Agreement and the Merger Agreement including, without limitation, all fees and expenses of its agents, representatives, counsel and accountants and the fees and expenses related to all regulatory applications with state and federal authorities in connection with the transactions contemplated hereby and thereby, shall be paid by Liberty or Heritage, as the case may be. All expenses incurred by Cumberland or Community in connection with the authorization, preparation, execution and performance of this Agreement and the Merger Agreement, including, without limitation, all fees and expenses of its agents, representatives, counsel and accountants and the cost of reproducing and mailing any proxy materials, shall be paid by Community.

     3.6 Preservation of Goodwill. Cumberland shall (and Community shall cause Cumberland) to use its best efforts to preserve its business organization and the business organization of its subsidiaries, if any, to keep available the services of its present employees (unless otherwise provided for herein) and of the present employees of its subsidiaries, and to preserve the goodwill of customers and others having business relations with such party or its subsidiaries.

     3.7 Approvals and Consents. Each party hereto represents and warrants to and covenants with the other that it will use its best efforts, and will cause its officers, directors, employees and agents and its subsidiaries and any subsidiary’s officers, directors, employees and agents to use their best efforts, to obtain as soon as is reasonably practicable all approvals and consents of state and federal departments or agencies required or deemed necessary for consummation of the transactions contemplated by this Agreement and the Merger Agreement.

     3.8 Agreement by Community Executive Officers and Directors. Each of the directors and executive officers of Community will, contemporaneously with the execution of this Agreement, execute and deliver to Heritage and Liberty an agreement, the form of which is attached hereto as Exhibit B, pursuant to which each of them agrees, subject to their fiduciary duty, (i) to recommend to Community shareholders approval of the Merger, and (ii) to vote the capital stock of Community owned or controlled by them in favor of the Merger.

     3.9 Press Releases. Prior to the Effective Date, the parties shall agree with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this Section 3.9 shall be deemed to prohibit any party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such party’s disclosure obligations imposed by law.

     3.10 Employee Benefits and Contracts. Following the Effective Date, officers and employees of Cumberland who continue employment with Heritage shall be offered employee benefits on terms and conditions which, when taken as a whole, are substantially similar to those then currently provided by Heritage to its other similarly situated officers and employees. For purposes of eligibility to participate and any vesting determinations in connection with the provision of any such employee benefits, service with Cumberland prior to the Effective Date shall be counted. Other than those employment, severance, consulting, option and other contracts of a compensatory nature specifically disclosed in the Cumberland Disclosure Memorandum (as defined in Section 4.1) and entered into between Cumberland and/or Community and any current or former director, officer, employee, or consultant thereof, no contracts of the types described shall be deemed to be assumed by Liberty or Heritage by reason of this Section 3.10.

     3.11 Proxy Statement. Community and Cumberland agree not to take any action or fail to take any action in connection with any proxy statement or other document, form or report filed with the Securities and Exchange Commission pursuant to any federal securities law, statute, rule, or regulation applicable to Community and/or Cumberland as a result of the transactions contemplated by this Agreement and/or the Merger Agreement which causes the shareholders of Community to vote on the approval of this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby after November 13, 2003.

     3.12 Closing Financial Statements of Cumberland. Prior to the Closing, Cumberland shall provide to Heritage an income statement for the period beginning on the date of this Agreement and ending as of a date within three (3) business days prior to the Closing and a balance sheet as of the ending date of the closing income statement required to be delivered under this Section 3.12, each of which shall be prepared in accordance with generally accepted accounting principles (collectively, the “Closing Financial Statements”). Notwithstanding the generality of the foregoing, the parties agree that the Closing Financial Statements shall exclude, unless otherwise agreed to in writing, any costs, fees, expenses, or taxes resulting from the transactions contemplated by this Agreement, including (without limitation) any legal, accounting, broker, or other professional fees paid in the preparation or negotiation of this Agreement and its contemplated transactions (as such costs, fees, expenses, or taxes shall be paid by Community and not out of the assets of Cumberland), any action or inaction of Cumberland or Community which was taken or not taken, as the case may be, in violation of any their respective covenants agreed to under this Agreement or other related agreements, or resulting from the settlement of any intercompany accounts with any affiliate of Cumberland.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF CUMBERLAND AND COMMUNITY

     As an inducement to Liberty and Heritage to enter into this Agreement and to consummate the transactions contemplated hereby, Cumberland and Community represents, warrants, covenants and agrees as follows:

     4.1 Cumberland Disclosure Memorandum. Cumberland has delivered to Heritage a memorandum (the “Cumberland Disclosure Memorandum”) containing certain information regarding Cumberland as indicated at various places in this Agreement. All information set forth in the Cumberland Disclosure Memorandum or in documents incorporated by reference in the Cumberland Disclosure Memorandum is true, correct and complete, does not omit to state any fact necessary in order to make the statements therein not misleading, and shall be deemed for all purposes of this Agreement to constitute part of the representations and warranties of Cumberland under this Article IV. The information contained in the Cumberland Disclosure Memorandum shall be deemed to be part of and qualify all representations and warranties contained in this Article IV and the covenants in Article V to the extent applicable. All information in each of the documents and other writings furnished to Liberty or Heritage pursuant to this Agreement or the Cumberland Disclosure Memorandum is or will be true, correct and complete and does not and will not omit to state any fact necessary in order to make the statements therein not misleading. Cumberland shall promptly provide Liberty and Heritage with written notification of any event, occurrence or other information necessary to maintain the Cumberland Disclosure Memorandum and all other documents and writings furnished to Liberty or Heritage pursuant to this Agreement as true, correct and complete in all material respects at all times prior to and including the Closing.

     4.2 Corporate and Financial.

          4.2.1 Authority. Subject to the approval of various federal and state regulators and any requisite shareholder approval, the execution, delivery and performance of this Agreement and the other transactions contemplated or required in connection herewith will not, with or without the giving of notice or the passage of time, or both, (a) violate any provision of federal or state law applicable to Cumberland or Community, the violation of which could be reasonably expected to have a material adverse effect on the business, operations, properties, assets, financial condition or prospects of Cumberland; (b) violate any provision of the articles of incorporation/association or bylaws of Cumberland or Community; (c) conflict with or result in a breach of any provision of, or termination of, or constitute a default under any instrument, license, agreement, or commitment to which Cumberland or Community is a party, which, singly or in the aggregate, could reasonably be expected to have a material adverse effect on the business, operations, properties, assets, financial condition or prospects of Cumberland; or (d) constitute a violation of any order, judgment or decree to which Cumberland or Community is a party, or by which Cumberland, Community, or their respective assets or properties are bound. This Agreement constitutes a valid and binding obligation of Cumberland and Community, and is enforceable in accordance with its terms, except as limited by laws affecting creditors’ rights generally and by the discretion of courts to compel specific performance.

          4.2.2 Corporate Status. Cumberland is a national association duly organized and validly existing under the laws of the United States of America and Cumberland has no direct or indirect subsidiaries. Cumberland has all of the requisite corporate power and authority and is entitled to own or lease its properties and assets and to carry on its business as and in the places where such properties or assets are now owned, leased or operated and such business is now conducted.

          4.2.3 Capital Structure. (a) As of the date hereof, Cumberland has 400,000 issued and outstanding shares of capital stock, par value $5.00 per share. All of the issued and outstanding shares of Cumberland Stock are duly and validly issued, fully paid and non-assessable and were offered, issued and sold in compliance with all applicable federal and state securities laws. No person has any right of rescission or claim for damages under federal or state securities laws with respect to the issuance of any shares of Cumberland Stock previously issued. None of the shares of Cumberland Stock have been issued in violation of any preemptive or other rights of its shareholders. All of the issued and outstanding shares of Cumberland Stock are owned, free and clear of any lien or other encumbrance, by Community.

          (b) Cumberland does not have outstanding any securities which are either by their terms or by contract convertible or exchangeable into capital stock of Cumberland, or any other securities or debt, of Cumberland, or any preemptive or similar rights to subscribe for or to purchase, or any options or warrants or agreements or understandings for the purchase or the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or securities convertible into its capital stock. Cumberland is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire, or to register, any shares of its capital stock.

          (c) There is no agreement, arrangement or understanding to which Cumberland is a party restricting or otherwise relating to the transfer of any shares of capital stock of Cumberland.

          (d) All shares of common stock or other capital stock, or any other securities or debt, of Cumberland, which have been purchased or redeemed by Cumberland have been purchased or redeemed in accordance with all applicable federal, state and local laws, rules, and regulations, including, without limitation, all federal and state securities laws and rules and regulations of any securities exchange or system on which such stock, securities or debt are, or at such time were, traded, and no such purchase or redemption has resulted or will, with the giving of notice or lapse of time, or both, result in a default or acceleration of the maturity of, or otherwise modify, any agreement, note, mortgage, bond, security agreement, loan agreement or other contract or commitment of Cumberland.

          4.2.4 Corporate Records. The stock records and minute books of Cumberland, whether heretofore or hereafter furnished or made available to Liberty and/or Heritage, (a) fully and accurately reflect all issuances, transfers and redemptions of Cumberland Stock, (b) correctly show the record addresses and the number of shares of such stock issued and outstanding on the date hereof held by the shareholders of Cumberland, (c) correctly show all corporate action taken by the directors and shareholders of Cumberland (including actions taken by consent without a meeting) and (d) contain true and correct copies or originals of the respective articles of association and all amendments thereto, bylaws as amended and currently in force, and the minutes of all meetings or consent actions of its directors and shareholders. No resolutions, regulations or bylaws have been passed, enacted, consented to or adopted by such directors or shareholders except those contained in the minute books. All corporate records have been maintained in accordance with all applicable statutory requirements and are complete and accurate.

          4.2.5 Tax Returns; Taxes. (a) Cumberland and Community have delivered to Heritage and/or Liberty all federal and state tax returns and reports filed by Cumberland and Community since December 31, 2000. Cumberland and Community each have duly filed (i) all required federal and state tax returns and reports, and (ii) all required returns and reports of other governmental units having jurisdiction with respect to taxes imposed upon their incomes, properties, revenues, franchises, operations or other assets or taxes imposed which might create a material lien or encumbrance on any of such assets or affect materially and adversely their business or operations. To the knowledge of Cumberland or Community, such returns or reports are, and when filed will be, true, complete and correct, and Cumberland and/or Community has paid, to the extent such taxes or other governmental charges have become due, all taxes and other governmental charges set forth in such returns or reports. To the knowledge of Cumberland or Community, all federal, state and local taxes and other governmental charges paid or payable by Cumberland and/or Community have been paid, or have been accrued or reserved on Cumberland’s books and financial statements in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. To the knowledge of Cumberland or Community, adequate reserves for the payment of taxes have been established on the books and financial statements of Cumberland for all periods through the date hereof, whether or not due and payable and whether or not disputed. Until the Closing Date, Cumberland shall continue to provide adequate reserves for the payment of expected tax liabilities in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. Cumberland (and Community as it pertains or effects the continued operations and business of Cumberland) has not received any notice of a tax deficiency or assessment of additional taxes of any kind and, to the knowledge of Cumberland or Community, there is no threatened claim against Cumberland, or to the knowledge of Cumberland or Community, any basis for any such claim, for payment of any additional federal, state, local or foreign taxes for any period prior to the date of this Agreement in excess of the accruals or reserves with respect to any such claim shown in the Cumberland Financial Statements (described in Section 4.2.6 below) or disclosed in the notes with respect thereto. There are no waivers or agreements by Cumberland or Community for the extension of time for the assessment of any taxes. The federal income tax returns of Cumberland and Community have not been examined by the Internal Revenue Service for any period since its inception.

          (b) Except as set forth in the Cumberland Disclosure Memorandum, to the knowledge of Cumberland or Community, proper and accurate amounts have been withheld by Cumberland from its employees for all periods in full and complete compliance with the tax withholding provisions of applicable federal, state and local tax laws, and proper and accurate federal, state and local tax returns have been filed by Cumberland and/or Community for all periods for which returns were due with respect to withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full.

          4.2.6 Financial Statements. Cumberland has delivered to Heritage true, correct and complete copies of the audited, consolidated financial statements of Community for the years ended December 31, 2002 and 2001 (with supporting documentation and consolidating worksheets and schedules for the years ended December 31, 2002 and 2001) and, on an unaudited, unconsolidated basis, financial statements of Cumberland for the three months ended March 31, 2003, including balance sheets, statements of income, statements of shareholders’ equity, statements of cash flows and related notes (collectively referred to as the “Cumberland Financial Statements”). All of such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly the assets, liabilities and financial condition of Cumberland as of the dates indicated therein and the results of its operations for the respective periods then ended.

          4.2.7 Regulatory Reports. Cumberland has made available to Liberty and/or Heritage for review and inspection the Report of Condition and Report of Income and Dividends as filed by Cumberland with the Office of the Comptroller of the Currency (the “OCC”), for the quarter ended March 31, 2003 and each of the three years ended December 31, 2002, 2001 and 2000, together with all such other reports filed for the same periods with the Federal Deposit Insurance Corporation (the “FDIC”) and other applicable regulatory agencies (collectively, the “Cumberland Reports”). All of the Cumberland Reports, as amended, have been prepared in accordance with applicable rules and regulations applied on a basis consistent with prior periods and contain in all material respects all information required to be presented therein in accordance with such rules and regulations.

          4.2.8 Accounts. The Cumberland Disclosure Memorandum contains a list of each and every bank and other institution in which Cumberland maintains an account or safety deposit box, the account numbers, and the names of all persons who are presently authorized to draw thereon, have access thereto or give instructions regarding distribution of funds or assets therein.

           4.2.9 Notes and Obligations. (a) Except as set forth in the Cumberland Disclosure Memorandum or as provided for in the loss reserve described in subsection (b) below, all notes receivable or other obligations owned by Cumberland or due to it shown in the Cumberland Financial Statements and any such notes receivable and obligations on the date hereof and on the Closing Date are and will be genuine, legal, valid and collectible obligations of the respective makers thereof and are not and will not be subject to any offset or counterclaim. Except as set forth in subsection (b) below, all such notes and obligations are evidenced by written agreements, true and correct copies of which will be made available to Liberty or Heritage for examination prior to the Closing Date. All such notes and obligations were entered into by Cumberland in the ordinary course of its business and in compliance with all applicable laws and regulations.

          (b) Cumberland has established a loss reserve in the Cumberland Financial Statements as of the date of this Agreement and will establish a loan loss reserve as of the Closing Date which, to the best of Cumberland and Community’s knowledge, is adequate (under generally accepted accounting principles and applicable federal securities laws regarding disclosure of financial information for banks and bank holding companies) to cover anticipated losses which might result from such items as the insolvency or default of borrowers or obligors on such loans or obligations, defects in the notes or evidences of obligation (including losses of original notes or instruments), offsets or counterclaims properly chargeable to such reserve, or the availability of legal or equitable defenses which might preclude or limit the ability of Cumberland to enforce the note or obligation, and the representations set forth in subsection (a) above are qualified in their entirety by the aggregate of such loss reserve.

          4.2.10 Liabilities. Except as already reserved against or disclosed in the Cumberland Financial Statements, Cumberland has no debt, liability or obligation of any kind required to be shown pursuant to generally accepted accounting principles on the Cumberland Financial Statements, whether accrued, absolute, known or unknown, contingent or otherwise, including, but not limited to (a) liability or obligation on account of any federal, state or local taxes or penalty, interest or fines with respect to such taxes, (b) liability arising from or by virtue of the distribution, delivery or other transfer or disposition of goods, personal property or services of any type, kind or variety, (c) unfunded liabilities with respect to any pension, profit sharing or employee stock ownership plan, whether operated by Cumberland or any other entity covering employees of Cumberland, or (d) environmental liabilities.

          4.2.11 Absence of Changes. Except as specifically provided for in this Agreement or specifically set forth in the Cumberland Disclosure Memorandum, since December 31, 2002:

          (a) there has been no change in the business, assets, liabilities, results of operations or financial condition of Cumberland, or in any of its relationships with customers, employees, lessors or others, other than changes in the ordinary course of business, none of which individually or in the aggregate has had, or which Cumberland or Community believes may have, a material adverse effect on such business or properties;

          (b) there has been no material damage, destruction or loss to the assets, properties or business of Cumberland, whether or not covered by insurance, which has had, or which Cumberland or Community believes may have, an adverse effect thereon;

          (c) the business of Cumberland has been operated in the ordinary course, and not otherwise;

          (d) the properties and assets of Cumberland used in its business have been maintained in good order, repair and condition, ordinary wear and tear excepted;

          (e) the books, accounts and records of Cumberland have been maintained in the usual, regular and ordinary manner;

          (f) there has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the capital stock of Cumberland;

          (g) there has been no increase in the compensation or in the rate of compensation or commissions payable or to become payable by Cumberland to any director or executive officer, or to any employee earning $35,000 or more per annum, or any general increase in the compensation or in the rate of compensation payable or to become payable to employees of Cumberland earning less than $35,000 per annum (“general increase” for the purpose hereof meaning any increase generally applicable to a class or group of employees, but not including increases granted to individual employees for merit, length of service, change in position or responsibility or other reasons applicable to specific employees and not generally to a class or group thereof), or any director, officer, or employee hired at a salary in excess of $35,000 per annum, or any increase in any payment of or commitment to pay any bonus, profit sharing or other extraordinary compensation to any employee;

          (h) there has been no change in the articles of association or bylaws of Cumberland;

          (i) there has been no labor dispute, unfair labor practice charge or employment discrimination charge, nor, to the knowledge of Cumberland, any organizational effort by any union, or institution or threatened institution, of any effort, complaint or other proceeding in connection therewith, involving Cumberland, or affecting its operations;

          (j) there has been no issuance, sale, repurchase, acquisition, or redemption by Cumberland of any of its capital stock, bonds, notes, debt or other securities, and there has been no modification or amendment of the rights of the holders of any outstanding capital stock, bonds, notes, debt or other securities thereof;

          (k) there has been no mortgage, lien or other encumbrance or security interest (other than liens for current taxes not yet due or purchase money security interests arising in the ordinary course of business) created on or in (including without limitation, any deposit for security consisting of) any asset or assets of Cumberland or assumed by it with respect to any asset or assets;

          (l) there has been no indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise) incurred by Cumberland which would be required to be reflected on a balance sheet of Cumberland prepared as of the date hereof in accordance with generally accepted accounting principles applied on a consistent basis, except as incurred in the ordinary course of business;

          (m) no obligation or liability of Cumberland has been discharged or satisfied, other than in the ordinary course of business;

          (n) there have been no sales, transfers or other dispositions of any asset or assets of Cumberland, other than sales in the ordinary course of business; and

          (o) there has been no amendment, termination or waiver of any right of Cumberland under any contract or agreement or governmental license, permit or permission which has had or may have an adverse effect on its business, operations, or assets.

          4.2.12 Litigation and Proceedings. Except as set forth on the Cumberland Disclosure Memorandum, there are no actions, decrees, suits, counterclaims, claims, proceedings or governmental actions or investigations, pending or, to the knowledge of Cumberland or Community, threatened against, by or affecting Cumberland, or any officer, director, employee or agent in such person’s capacity as an officer, director, employee or agent of Cumberland or relating to the business or affairs of Cumberland, in any court or before any arbitrator or governmental agency, and no judgment, award, order or decree of any nature has been rendered against or with respect thereto by any agency, arbitrator, court, commission or other authority, nor does Cumberland or Community have any unasserted contingent liabilities which might have an adverse effect on the assets or operations of Cumberland or which might prevent or impede the consummation of the transactions contemplated by this Agreement.

          4.2.13 Proxy Materials. Neither the Community proxy materials nor other materials furnished by Community to the Community shareholders in connection with the transactions contemplated by this Agreement or the Merger Agreement, or in any amendments thereof or supplements thereto, will, at the times such documents are distributed to the Community shareholders and through the acquisition of shares of Cumberland Stock by Heritage pursuant to the Merger, contain with respect to Cumberland any untrue statement of a material fact or omit to state any information required to be stated therein or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made with respect to Cumberland, not misleading.

     4.3 Business Operations.

          4.3.1 Customers. Cumberland or Community has no knowledge of any presently existing facts which could reasonably be expected to result in the loss of any material borrower or depositor or, subject to 4.2.9(b), in Cumberland’s inability to collect amounts due therefrom or to return funds deposited thereby, except as set forth on the Cumberland Disclosure Memorandum.

          4.3.2 Permits; Compliance with Law. (a) Cumberland has all permits, licenses, approvals, authorizations and registrations under all federal, state, local and foreign laws required for Cumberland to carry on its business as presently conducted, and all of such permits, licenses, approvals, authorizations and registrations are in full force and effect, and no suspension or cancellation of any of them is pending or, to the knowledge of Cumberland or Community, threatened.

          (b) Cumberland has complied with all laws, regulations, ordinances, rules, and orders applicable to it or its business, except for any non-compliance which would not have a material adverse effect on Cumberland. The Cumberland Disclosure Memorandum contains a list of any known violations of such laws, regulations, ordinances, rules or orders by any present officer, director, or employee of Cumberland, and which resulted in any order, proceeding, judgment or decree which would be required to be disclosed pursuant to Item 401(f) of Regulation S-K promulgated by the Securities and Exchange Commission. No past violation of any such law, regulation, ordinance, rule or order has occurred which could impair the right or ability of Cumberland to conduct its business.

          (c) Except as set forth in the Cumberland Disclosure Memorandum, no notice or warning from any governmental authority with respect to any failure or alleged failure of Cumberland to comply in any respect with any law, regulation, ordinance, rule or order has been received, nor is any such notice or warning proposed or, to the knowledge of Cumberland or Community, threatened.

          4.3.3 Environmental. (a) Except as set forth in the Cumberland Disclosure Memorandum, Cumberland or Community:

(i) has not caused or permitted the generation, manufacture, use, handling, release or presence of, any Hazardous Material (as defined below) on, in, under or from any properties or facilities currently owned or leased by Cumberland or adjacent to any properties so owned or leased and has no knowledge of any claim or request for information regarding the environmental condition of such properties or facilities; and

(ii) has complied in all material respects with, and has kept all records and made all filings or reports required by, and is otherwise in compliance with any federal, state or local law, statute, ordinance, code, rule, regulation, license, authorization, decision, order, injunction, decree, or rule of common law (including, but not limited to, nuisance, trespass, negligence or toxic tort claims), and any judicial interpretation of any of the foregoing, which pertains to health, safety, any Hazardous Material, or the environment (including, but not limited to, ground, air, water or noise pollution or contamination, and underground or above-ground storage tanks) and any other state or federal environmental statutes, and all rules, regulations, orders and decrees now or hereafter promulgated under any of the foregoing, as any of the foregoing now exist or may be changed or amended or come into effect in the future (hereinafter, “Environmental Laws”) relating to the generation, treatment, manufacture, use, handling, release or presence of any Hazardous Material on, in, under or from any properties or facilities currently owned or leased by Cumberland; and

(iii) there are no above-ground or underground storage tanks, whether in use or closed, in, on or under any properties or facilities currently owned or leased by Cumberland. The Cumberland Disclosure Memorandum contains a detailed description of all above-ground or underground storage tanks removed by or on behalf of Cumberland at or from any properties or facilities currently or formerly owned or leased by Cumberland. All such tank removals were performed in accordance with applicable Environmental Laws and no soil or groundwater contamination resulted from the operation or removal of such tanks; and

(iv) Cumberland has delivered to Heritage true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Cumberland pertaining to Hazardous Materials in, on, or under any properties or facilities currently owned or leased by Cumberland, or concerning compliance by Cumberland or any other person for whose conduct it is or may be held responsible, with Environmental Laws.

          (b) Except as set forth in the Cumberland Disclosure Memorandum, neither Cumberland nor any of its officers, directors, employees or agents, in the course of such individual’s employment by Cumberland, has given advice with respect to, or participated in any respect in, the management or operation of any entity or concern whose business relates in any way to the generation, storage, handling, disposal, transfer, production, use or processing of Hazardous Material, nor to Cumberland’s or Community’s knowledge has Cumberland foreclosed on any property on which there is a release or threatened release of any Hazardous Material.

          (c) Except as set forth in the Cumberland Disclosure Memorandum, neither Cumberland, Community, nor any of their respective officers, directors, employees, or agents, is aware of, has been told of, or has observed, the presence or release of any Hazardous Material on, in, under, or around property on which Cumberland holds a legal or security interest, in violation of, or creating a liability or potential liability under, any Environmental Law.

          (d) The term “Hazardous Material” means any substance, whether solid, liquid or gaseous: (i) which is listed, defined or regulated as a “hazardous substance,” “hazardous waste,” “hazardous material” or “solid waste,” or otherwise classified or regulated as dangerous, hazardous or toxic, in or pursuant to any Environmental Law; (ii) which is or contains asbestos, radon, lead, mold, any polychlorinated biphenyl, any polybrominated diphenyl ether, urea formaldehyde foam insulation, explosive or radioactive material, infectious, biological or chemical agent or substance, medical waste or motor fuel or other petroleum hydrocarbons or constituents; or (iii) which causes contamination or nuisance, or threat of the same, on any properties or facilities currently owned or leased by Cumberland or any adjacent property, or a hazard or potential harm to the public health, human health or the environment; provided, however, the term “Hazardous Material” shall not include those substances which are normally and reasonably used in full compliance with Environmental Laws in connection with the occupancy or operation of office buildings (such as cleaning fluids, and supplies normally used in the day to day operation of business offices) in amounts which do not constitute a material violation of, or could give rise to a material liability under, applicable Environmental Laws.

          4.3.4 Insurance. The Cumberland Disclosure Memorandum contains a complete list and description (including the expiration date, premium amount and coverage thereunder) of all policies of insurance and bonds presently maintained by, or providing coverage for, Cumberland or any of its officers, directors and employees, all of which are, and will be maintained through the Closing Date, in full force and effect, together with a complete list of all pending claims under any of such policies or bonds. All terms, obligations and provisions of each of such policies and bonds have been complied with, all premiums due thereon have been paid, and no notice of cancellation with respect thereto has been received. Except as set forth in the Cumberland Disclosure Memorandum, such policies and bonds provide adequate coverage to insure the properties and businesses of Cumberland and the activities of its officers, directors and employees against such risks and in such amounts as are prudent and customary. Cumberland will not as of the Closing Date have any liability for premiums or for retrospective premium adjustments for any period prior to the Closing Date. Cumberland has heretofore made, or will hereafter make, available to Heritage a true, correct and complete copy of each insurance policy and bond in effect since its inception with respect to the business and affairs of Cumberland.

     4.4 Properties and Assets.

          4.4.1 Contracts and Commitments. The Cumberland Disclosure Memorandum contains a list identifying and briefly describing all written contracts, purchase orders, agreements, security deeds, guaranties or commitments to which Cumberland is a party or by which it may be bound involving the payment or receipt, actual or contingent, of more than $25,000 or having a term or requiring performance over a period of more than ninety (90) days. Each such contract, agreement, guaranty and commitment of Cumberland is in full force and effect and is valid and enforceable in accordance with its terms, and constitutes a legal and binding obligation of the respective parties thereto and is not the subject of any notice of default, termination, partial termination or of any ongoing, pending, completed or threatened investigation, inquiry or other proceeding or action that may give rise to any notice of default, termination or partial termination. Cumberland has complied in all material respects with the provisions of such contracts, agreements, guaranties and commitments. A true and complete copy of each such document has been or will be made available to Heritage and/or Liberty for examination.

          4.4.2 Licenses; Intellectual Property. Cumberland has all patents, trademarks, trade names, service marks, copyrights, trade secrets and know-how reasonably necessary to conduct its business as presently conducted and, except as described in the Cumberland Disclosure Memorandum and other than any software that has been purchased by Cumberland in off-the-shelf, commercial packaging at a purchase price of Five Thousand Dollars ($5,000) or less, Cumberland is not a party, either as licensor or licensee, to any agreement for any patent, process, trademark, service mark, trade name, copyright, trade secret or other confidential information and there are no rights of third parties with respect to any trademark, service mark, trade secrets, confidential information, trade name, patent, patent application, copyright, invention, device or process owned or used by Cumberland or presently expected to be used by it in the future. All patents, copyrights, trademarks, service marks, trade names, and applications therefor or registrations thereof, owned or used by Cumberland, are listed in the Cumberland Disclosure Memorandum. Cumberland has complied with all applicable laws relating to the filing or registration of “fictitious names” or trade names.

          4.4.3 Personal Property. Cumberland has good and marketable title to all of its personalty, tangible and intangible, reflected in the Cumberland Financial Statements (except as since sold or otherwise disposed of by it in the ordinary course of business), free and clear of all encumbrances, liens or charges of any kind or character, except (i) those referred to in the notes to the Cumberland Financial Statements as securing specified liabilities (with respect to which no default exists or, to the knowledge of Cumberland, is claimed to exist), (ii) those described in the Cumberland Disclosure Memorandum and (iii) liens for taxes not due and payable.

          4.4.4 Cumberland Leases. (a) All leases (the “Cumberland Leases”) pursuant to which Cumberland is lessor or lessee of any real or personal property (such property, the “Leased Property”) are valid and enforceable in accordance with their terms; there is not under any of the Cumberland Leases any default or, to the knowledge of Cumberland or Community, any claimed default by Cumberland, or event of default or event which with notice or lapse of time, or both, would constitute a default by Cumberland and in respect of which adequate steps have not been taken to prevent a default on its part from occurring.

          (b) The copies of the Cumberland Leases heretofore or hereafter furnished or made available by Cumberland to Heritage and/or Liberty are true, correct and complete, and the Cumberland Leases have not been modified in any respect other than pursuant to amendments, copies of which have been concurrently delivered or made available to Heritage and/or Liberty, and are in full force and effect in accordance with their terms.

          (c) Except as set forth in the Cumberland Disclosure Memorandum, there are no contractual obligations, agreements in principle or present plans for Cumberland to enter into new leases of real property or to renew or amend existing Cumberland Leases prior to the Closing Date.

          4.4.5 Real Property. (a) Cumberland does not own any interest in any real property (other than as lessee) except as set forth in the Cumberland Disclosure Memorandum (such properties being referred to herein as “Cumberland Realty”). Except as disclosed in the Cumberland Disclosure Memorandum, Cumberland has good title to the Cumberland Realty and the titles to the Cumberland Realty are covered by title insurance policies providing coverage in the amount of the original purchase price, true, correct and complete copies of which have been or will be furnished to Heritage and/or Liberty with the Cumberland Disclosure Memorandum. Cumberland has not encumbered the Cumberland Realty since the effective dates of the respective title insurance policies.

          (b) Except as set forth in the Cumberland Disclosure Memorandum, the interests of Cumberland in the Cumberland Realty and in and under each of the Cumberland Leases are free and clear of any and all liens and encumbrances and are subject to no present claim, contest, dispute, action or, to the knowledge of Cumberland or Community, threatened action at law or in equity.

          (c) The present and past use and operations of, and improvements upon, the Cumberland Realty and all real properties included in the Leased Properties (the “Cumberland Leased Real Properties”) are in compliance in all material respects with all applicable building, fire, zoning and other applicable laws, ordinances and regulations and with all deed restrictions of record, no notice of any violation or alleged violation thereof has been received, and to the knowledge of Cumberland or Community there are no proposed changes therein that would affect the Cumberland Realty, the Cumberland Leased Real Properties or their uses.

          (d) Except as set forth in the Cumberland Disclosure Memorandum, no rent has been paid in advance and no security deposit has been paid by, nor is any brokerage commission payable by or to, Cumberland with respect to any Lease pursuant to which it is lessor or lessee.

          (e) Cumberland or Community is not aware of any proposed or pending change in the zoning of, or of any proposed or pending condemnation proceeding with respect to, any of the Cumberland Realty or the Cumberland Leased Real Properties which may adversely affect the Cumberland Realty or the Cumberland Leased Real Properties or the current or currently contemplated use thereof.

          (f) The buildings and structures owned, leased or used by Cumberland are, taken as a whole, in good operating order (except for ordinary wear and tear), usable in the ordinary course of business, and are sufficient and adequate to carry on the business and affairs of Cumberland.

     4.5 Employees and Benefits.

          4.5.1 Directors or Officers of Other Corporations. (a) Except as set forth in the Cumberland Disclosure Memorandum, Cumberland does not provide and is not obligated to provide, directly or indirectly, any benefits for directors, consultants, or other non-employee services providers, including, without limitation, any pension, profit sharing, stock option, retirement bonus, hospitalization, medical, insurance, vacation or other employee benefits under any practice, agreement or understanding.

          (b) Except as set forth in the Cumberland Disclosure Memorandum, no director, officer, or employee of Cumberland serves, or in the past five years has served, as a director or officer of any other corporation on behalf of or as a designee of Cumberland or any of its subsidiaries.

          4.5.2 Employee Benefits. (a) Except as set forth in the Cumberland Disclosure Memorandum, Cumberland does not provide and is not obligated to provide, directly or indirectly, any benefits for employees, including, without limitation, any pension, profit sharing, stock option, retirement bonus, hospitalization, medical, insurance, vacation or other employee benefits under any practice, agreement or understanding.

          (b) The Cumberland Disclosure Memorandum lists separately any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) sponsored by Cumberland (collectively, “ERISA Plans”). True, correct and complete copies of all ERISA Plans and, to the extent applicable, all related trust agreements, insurance contracts, summary plan descriptions, Internal Revenue Service determination letters and filings, the past three years of actuarial reports and valuations, annual reports and Form 5500 filings (including attachments), and any other related documents requested by Heritage or Liberty or their counsel have been, or prior to the Closing Date will be, made available to Heritage and/or Liberty.

          (c) Cumberland is not currently and has never been in the past required to contribute to a multiemployer plan as defined in Section 3(37)(A) of ERISA. Cumberland does not maintain or contribute to, nor within the past six years has it maintained or contributed to, an employee pension benefit plan as defined in Section 3(2) of ERISA that is or was subject to Title IV of ERISA.

          (d) Each ERISA Plan has been operated and administered in all material respects in accordance with, and has been amended to comply with (unless such amendment is not yet required), all applicable laws, rules and regulations, including, without limitation, ERISA, the Internal Revenue Code of 1986, as amended (“Code”), and the regulations issued under ERISA and the Code. With respect to each ERISA Plan, other than routine claims for benefits submitted in the ordinary course of the benefits process, no litigation or administrative or other proceeding is pending or, to the knowledge of Cumberland or Community, threatened involving such ERISA Plan or any of its fiduciaries. With respect to each ERISA Plan, neither Cumberland nor any of its directors, officers, employees or agents, nor to Cumberland’s or Community’s knowledge, any “party in interest” or “disqualified person” (as such terms are defined in Section 3(14) of ERISA and Section 4975 of the Code) has been engaged in or been a party to any transaction relating to the ERISA Plan which would constitute a breach of fiduciary duty under ERISA or a “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code), unless such transaction is specifically permitted under Sections 407 or 408 of ERISA, Section 4975 of the Code or a class or administrative exemption issued by the Department of Labor. Each ERISA Plan that is a group health plan within the meaning of Section 607(l) of ERISA and Section 4980B of the Code is in material compliance with the continuation coverage requirements of Section 601 of ERISA and Section 4980B of the Code. Each ERISA Plan that is a group health plan within the meaning of Section 733 of ERISA is in material compliance with the group health plan requirements of Part 7 of Subtitle B, Title I of ERISA.

          (e) Of the ERISA Plans, the “employee pension benefit plans” within the meaning of Section 3(2) of ERISA (collectively, the “Employee Pension Benefit Plans”) are separately identified on the Cumberland Disclosure Memorandum. Each Employee Pension Benefit Plan is the subject of a determination letter issued by the Internal Revenue Service to the effect that such plan qualifies under Section 401(a) of the Code and that the related trust is exempt from taxation under Section 501(a) of the Code and such determination letter remains in effect and has not been revoked. Each Employee Pension Benefit Plans currently complies in form with the requirements of Section 401(a) of the Code, other than changes required by statutes, regulations and rulings for which amendments are not yet required. With respect to each Employee Pension Benefit Plan, except as set forth on the Cumberland Disclosure Memorandum: (i) such Employee Pension Benefit Plan constitutes a qualified plan within the meaning of Section 401(a) of the Code and the trust is exempt from federal income tax under Section 501(a) of the Code; (ii) all contributions required by such plan have been made or will be made on a timely basis; and (iii) no termination, partial termination or discontinuance of contributions has occurred without a determination by the IRS that such action does not affect the tax-qualified status of such plan.

          (f) As of the Closing Date, with respect to each ERISA Plan, Cumberland will have provided adequate reserves, or insurance or qualified trust funds, to provide for all payments and contributions required, or reasonably expected to be required, to be made under the provisions of such ERISA Plan or required to be made under applicable laws, rules and regulations, with respect to any period prior to the Closing Date to the extent reserves are required under generally accepted accounting principles, based on an actuarial valuation satisfactory to the actuaries of Cumberland representing a projection of claims expected to be incurred under such ERISA Plan.

          (g) Except as disclosed on the Cumberland Disclosure Memorandum, Cumberland does not provide and has no obligation to provide benefits, including, without limitation, death, health or medical benefits (whether or not insured) with respect to current or former employees of Cumberland beyond their retirement or other termination of service with Cumberland other than (i) coverage mandated by applicable Law, (ii) benefits under the Employee Pension Benefit Plans, or (iii) benefits the full cost of which is borne by the current or former employee or his beneficiary.

          (h) Except as described in the Cumberland Disclosure Memorandum, neither this Agreement nor any transaction contemplated hereby will (i) entitle any current or former employee, officer or director of Cumberland to severance pay, unemployment compensation or any similar or other payment, or (ii) accelerate the time of payment or vesting of, or increase the amount of compensation or benefits due any such employee, officer or director.

          4.5.3 Labor-Related Matters. Except as described in the Cumberland Disclosure Memorandum, Cumberland is not, and has not been, a party to any collective bargaining agreement or agreement of any kind with any union or labor organization or to any agreement with any of its employees which is not terminable at will or upon ninety (90) days notice at the election of, and without cost or penalty to, Cumberland. Cumberland has not received at any time in the past five (5) years, any demand for recognition from any union, and no attempt has been made, or will have been made as of the Closing Date, to organize any of its employees. Cumberland has complied in all material respects with all obligations under the National Labor Relations Act, as amended, the Age Discrimination in Employment Act, as amended, and all other federal, state and local labor laws and regulations applicable to employees. There are no unfair labor practice charges pending or threatened against Cumberland, and there are, and in the past three (3) years there have been, no charges, complaints, claims or proceedings, no slowdowns or strikes pending or threatened against, or involving, as the case may be, Cumberland with respect to any alleged violation of any legal duty (including but not limited to any wage and hour claims, employment discrimination claims or claims arising out of any employment relationship) by Cumberland as to any of its employees or as to any person seeking employment therefrom, and no such violations exist.

          4.5.4 Related party Transactions. Except for (a) deposits, all of which are on terms and conditions identical to those made available to all customers of Cumberland at the time such deposits were entered into, and (b) transactions specifically described in the Cumberland Disclosure Memorandum, there are no contracts with or loans or commitments to present or former 5% or greater shareholders, directors, officers, or employees of Cumberland or Community (other than contracts or commitments relating to services to be performed by any officer, director or employee as a currently-employed employee of Cumberland and described in the Cumberland Disclosure Memorandum).

     4.6 Other Matters.

          4.6.1 Regulatory Reports. Cumberland will make available to Heritage and/or Liberty for review and inspection all applications, reports or other documents filed by it for each of its past three full fiscal years with any regulatory or governmental agencies. All of such applications, reports and other documents have been prepared in accordance with applicable rules and regulations of the regulatory agencies with which they were filed.

          4.6.2 Approvals, Consents and Filings. Except for the approval of the Department of Banking and Finance of the State of Georgia (the “Department of Banking”) and the FDIC, or as set forth in the Cumberland Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby will (a) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Cumberland, or any of Cumberland’s assets.

          4.6.3 Default. (a) Except for those consents described in or set forth pursuant to Section 4.6.2 above, neither the execution of this Agreement nor consummation of the transactions contemplated herein (i) constitutes a breach of or default under any contract or commitment to which Cumberland is a party or by which Cumberland or its properties, securities, or assets are bound, (ii) does or will result in the creation or imposition of any security interest, lien, encumbrance, charge, equity or restriction of any nature whatsoever in favor of any third party upon any assets of Cumberland or upon the Cumberland Stock, or (iii) constitutes an event permitting termination of any agreement or the acceleration of any indebtedness of Cumberland.

          (b) Cumberland is not in default under its articles of association or bylaws or under any term or provision of any security deed, mortgage, indenture or security agreement or of any other contract or instrument to which Cumberland is a party or by which it or any of its property is bound.

          4.6.4 Representations and Warranties. No representation or warranty contained in this Article IV or in any written statement delivered by or at the direction of Cumberland or Community pursuant hereto or in connection with the transactions contemplated hereby contains or shall contain any untrue statement, nor shall such representations and warranties taken as a whole omit any statement necessary in order to make any statement not misleading. Copies of all documents that have been or will be furnished to Heritage or Liberty in connection with this Agreement or pursuant hereto are or shall be true, correct and complete.

          4.6.5 Intercompany Accounts. Except has described in the Cumberland Disclosure Memorandum, Cumberland has no intercompany accounts to which it owes (or is owed) money, goods, or services to (or from) Community or any of its affiliates.

ARTICLE V

CONDUCT OF BUSINESS OF CUMBERLAND PENDING CLOSING

     Except as expressly provided otherwise herein, Cumberland and Community covenant and agree that, without the prior written consent of Heritage between the date hereof and the Closing Date:

     5.1 Conduct of Business. Cumberland will conduct its business only in the ordinary course, without the creation of any indebtedness for borrowed money (other than deposit and similar accounts and customary credit arrangements between banks in the ordinary course of business).

     5.2 Maintenance of Properties. Cumberland will maintain its properties and assets in good operating condition, ordinary wear and tear excepted, and will not write-off or write-down the value of any of its assets other than in accordance with amortization or depreciation schedules established in accordance with past practices and generally accepted accounting principles.

     5.3 Insurance. Cumberland will maintain and keep in full force and effect all of the insurance referred to in Section 4.3.4 hereof or other insurance equivalent thereto in all material respects.

     5.4 Capital Structure. No change will be made in the authorized or issued capital stock or other securities of Cumberland, and Cumberland will not issue or grant any right or option to purchase or otherwise acquire any of the capital stock or other securities of Cumberland.

     5.5 Dividends. No dividend, distribution or payment will be declared or made in respect to the Cumberland Stock and Cumberland will not, directly or indirectly, redeem, purchase or otherwise acquire any of its capital stock.

     5.6 Amendment of Articles; Corporate Existence. Cumberland will not amend its articles of association or bylaws, and Cumberland will maintain its corporate existence and powers.

     5.7 No Acquisitions. Cumberland shall not, without the express written consent of Heritage, acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other entity or division thereof or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to it.

     5.8 No Dispositions. Cumberland will not sell, mortgage, lease, buy or otherwise acquire, transfer or dispose of any real property or interest therein (except for sales in the ordinary course of business) and Cumberland will not, except in the ordinary course of business, sell or transfer, mortgage, pledge or subject to any lien, charge or other encumbrance any other tangible or intangible asset.

     5.9 Banking Arrangements. No change will be made in the banking and safe deposit arrangements referred to in Section 4.2.8 hereof (except as required by Section 7.8 in connection with intercompany accounts) and no new or existing deposit product or arrangement (including without limitation any new or existing certificate of deposit) will be offered, renewed, changed, or amended by Cumberland which will result in the payment of interest thereon at an annual percentage yield in excess of 250 basis points (or 2.50%).

     5.10 Contracts. Except for renewals of existing contracts in effect as of the date hereof, or entering into a contract for the purpose of substituting a vendor under any such existing contract, Cumberland will not enter into any contract of the kind described in Section 4.4.1 hereof.

     5.11 Books and Records. The books and records of Cumberland will be maintained in the usual, regular and ordinary course.

     5.12 Advice of Changes and Litigation. Cumberland shall promptly advise Heritage orally and in writing of any litigation or settlement matter covered by Section 5.15 or any change or event having, or which Cumberland or Community believes could have, a material adverse effect on the assets, liabilities, business, operations or financial condition of Cumberland.

     5.13 Reports. Cumberland shall file all reports required to be filed with any regulatory or governmental agencies between the date of this Agreement and the Closing Date and shall deliver to Heritage copies of all such reports promptly after the same are filed.

     5.14 Employee Payments and Arrangements. Cumberland (a) shall not grant or commit to grant any severance or termination pay to any of its directors, officers or other employees, or adopt any new severance plan, (b) shall not grant or commit to grant any new or additional employee benefit or increase in compensation for services to any of its directors, officers or other employees, (c) except for the termination of the employment agreement of Gary D. Willis, shall not enter into, amend, or terminate any employee agreement or compensation arrangement involving any of its directors, officers or other employees, or (d) shall not create or offer to create any new employment position, and (e) shall preserve its officer-level management team, with the exception of Gary D. Willis, including without limitation their responsibilities, functions, job descriptions, titles, and officer status.

     5.15 Settlement of Claims. Cumberland shall not commence any litigation or settle any litigation involving any liability or asset of Cumberland for money damages or restrictions upon the operations of Cumberland.

     5.16 Lending Limit. Cumberland shall not enter into, modify, or amend any new or existing loan arrangement or relationship with any person under which Cumberland or its affiliates are or may be required to extend or fund new or additional credit in the amount of $75,000 or more.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF HERITAGE AND LIBERTY

     As an inducement to Cumberland and Community to enter into this Agreement and to consummate the transactions contemplated hereby, Liberty and Heritage represents, warrants, covenants and agrees as follows:

     6.1 Corporate Status. Heritage is a bank chartered under the laws of Georgia and duly organized, validly existing and in good standing under the laws of the State of Georgia.

     Heritage is entitled to own or lease its properties and to carry on its business in the places where such properties are now owned, leased or operated and such business is now conducted.

     6.2 Authority. Subject to the approval of various state and federal regulators, the execution, delivery and performance of this Agreement and the other transactions contemplated or required in connection herewith will not, with or without the giving of notice or the passage of time, or both, (a) violate any provision of federal or state law applicable to Liberty or Heritage, the violation of which could be reasonably expected to have a material adverse effect on the business, operations, properties, assets, financial condition or prospects of Heritage; (b) violate any provision of the articles of incorporation or bylaws of Liberty or Heritage; (c) conflict with or result in a breach of any provision of, or termination of, or constitute a default under any instrument, license, agreement, or commitment to which Liberty or Heritage is a party, which, singly or in the aggregate, could reasonably be expected to have a material adverse effect on the business, operations, properties, assets, financial condition or prospects of Heritage; or (d) constitute a violation of any order, judgment or decree to which Liberty or Heritage is a party, or by which Heritage or any of its assets or properties are bound. This Agreement constitutes a valid and binding obligation of Liberty and Heritage, and is enforceable in accordance with its terms, except as limited by laws affecting creditors’ rights generally and by the discretion of courts to compel specific performance.

     6.3 Ability to Obtain Consents. Liberty and Heritage have no reason to believe that Heritage will be unable to secure any necessary regulatory consents which it is required or obligated to obtain pursuant to applicable law or otherwise in connection with the transactions contemplated by this Agreement.

     6.4 Litigation and Proceedings. There are no actions, decrees, suits, counterclaims, claims, proceedings or governmental actions or investigations, pending or, to the knowledge of Liberty or Heritage, threatened against, by or affecting Heritage, any officer, director, employee or agent in such person’s capacity as an officer, director, employee or agent of Heritage or relating to the business or affairs of Heritage, in any court or before any arbitrator or governmental agency, and no judgment, award, order or decree of any nature has been rendered against or with respect thereto by any agency, arbitrator, court, commission or other authority, nor does Heritage have any unasserted contingent liabilities, which may have a material adverse effect on its assets or on the operation of its businesses or which might prevent or impede the consummation of the transactions contemplated by this Agreement.

     6.5 Representations and Warranties. No representation or warranty contained in this Article VI or in any written statement delivered by or at the direction of Liberty or Heritage pursuant hereto or in connection with the transactions contemplated hereby contains or shall contain any untrue statement, nor shall such representations and warranties taken as a whole omit any statement necessary in order to make any statement not misleading. Copies of all documents that have been or will be furnished to Cumberland or Community in connection with this Agreement or pursuant hereto are or shall be true, correct and complete.

ARTICLE VII

CONDITIONS TO OBLIGATIONS OF LIBERTY AND HERITAGE

     All of the obligations of Liberty and Heritage under this Agreement are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived by Liberty and Heritage in writing:

     7.1 Veracity of Representations and Warranties. The representations and warranties of Cumberland and Community contained herein or in any certificate, schedule or other document delivered pursuant to the provisions hereof, or in connection herewith, shall be true in all material respects as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall be true in all material respects at and as of such time, except as a result of changes or events expressly permitted or contemplated herein.

     7.2 Performance of Agreements. Cumberland and Community shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

     7.3 Certificates, Resolutions, Opinion. Cumberland and Community shall have delivered to Liberty and Heritage:

     (a)  certificates executed by the President, Chief Financial Officer and Secretary of Cumberland and the Chief Executive Officer and Secretary of Community, dated as of the Closing Date, and certifying in such detail as Liberty and Heritage may reasonably request to the fulfillment of the conditions specified in Sections 7.1 and 7.2 hereof;

     (b)  duly adopted resolutions of the Board of Directors and shareholders of Cumberland and Community certified by the Secretaries thereof, dated the Closing Date, (i) authorizing and approving the execution of this Agreement and the Merger Agreement and the consummation of the transactions contemplated herein and therein in accordance with their respective terms and (ii) authorizing all other necessary and proper corporate action to enable Cumberland and Community to comply with the terms hereof and thereof;

     (c)  a certificate of the valid existence of Cumberland under the laws of the United States of America, executed by the OCC, and dated not more than five (5) business days prior to the Closing Date;

     (d)  certificates from the appropriate public officials of the State of Georgia, dated not more than five (5) business days prior to the Closing Date, certifying that Cumberland and Community has filed all corporate tax returns required by the laws of such state and has paid all taxes shown thereon to be due; and

     (e)  an opinion of Sutherland Asbill & Brennen, LLP counsel for Cumberland and Community, dated the Closing Date, in the form attached hereto as Exhibit C.

     7.4 Shareholder Approval. The Agreement and Merger Agreement shall have been approved by (a) the vote of the holders a majority of the issued and outstanding shares of common stock of Community, and (b) Community, as the sole shareholder of Cumberland.

     7.5 Regulatory Approvals. Liberty and Heritage shall have received from any and all governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement and the Merger Agreement, including, but not limited to the Department of Banking and the FDIC, such consents, authorizations and approvals as are necessary for the consummation hereof and thereof without conditions on Liberty or Heritage which impose on Heritage or Liberty ongoing obligations other than those conditions which are customary in merger approvals by the Department of Banking and the FDIC or would, in the opinion of the Boards of Directors of Liberty and Heritage, have individually or in the aggregate a material adverse effect on the business, operations, or assets of Heritage or Liberty and all applicable waiting or similar periods required by law shall have expired.

     7.6 Certificate of Merger. The Secretary of State of the State of Georgia shall have issued a certificate of merger with regard to the Merger in accordance with the provisions of the Financial Institutions Code of Georgia.

     7.7 Termination of Employment Agreement. On or before the Closing Date, Cumberland shall (and Community shall cause Cumberland to) terminate any and all existing employment agreements or arrangements with Gary D. Willis, and Community shall indemnify, defend and hold harmless Heritage and Liberty for, from and against all claims, losses, liabilities, costs and expenses (including without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors), directly or indirectly relating to, resulting from or arising out of the termination of Mr. Willis’ employment agreements or arrangements with Cumberland. The indemnification provided in this Section 7.8 shall survive the Closing and the consummation of the Merger.

     7.8 Settlement of Intercompany Accounts. Prior to the Closing Date, Cumberland shall settle, to their full satisfaction, any and all intercompany accounts described in the Cumberland Disclosure Memorandum.

ARTICLE VIII

CONDITIONS TO OBLIGATIONS OF CUMBERLAND AND COMMUNITY

     All of the obligations of Cumberland and Community under this Agreement are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived Cumberland or Community in writing:

     8.1 Veracity of Representations and Warranties. The representations and warranties of Liberty and Heritage contained herein or in any certificate, schedule or other document delivered pursuant to the provisions hereof, or in connection herewith, shall be true in all material respects as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall be true in all material respects at and as of such time, except as a result of changes or events expressly permitted or contemplated herein.

     8.2 Performance of Agreements. Liberty and Heritage shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing Date.

     8.3 Certificates, Resolutions, Opinion. Liberty and Heritage shall have delivered to Cumberland:

     (a)  a certificate executed by the President and Secretary of Heritage and the Chief Executive Officer and Secretary of Liberty, dated the Closing Date, certifying in such detail as Cumberland may reasonably request to the fulfillment of the conditions specified in Sections 8.1 and 8.2 hereof;

     (b)  duly adopted resolutions of the board of directors of Liberty and Heritage, certified by the Secretaries thereof, dated the Closing Date, (i) authorizing and approving the execution of this Agreement and the Merger Agreement on behalf of Liberty and Heritage, and the consummation of the transactions contemplated herein and therein in accordance with their respective terms, and (ii) authorizing all other necessary and proper corporate actions to enable Liberty and Heritage to comply with the terms hereof and thereof; and

     (c)  an opinion of Powell, Goldstein, Frazer & Murphy, LLP, counsel for Liberty and Heritage, dated the Closing Date, in the form attached hereto as Exhibit D.

     8.4 Shareholder Approval. The Agreement and Merger Agreement shall have been approved by (a) the vote of the holders a majority of the issued and outstanding shares of common stock of Community, and (b) Liberty, as the sole shareholder of Heritage.

     8.5 Regulatory Approvals. Any and all governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement and the Merger Agreement, including, but not limited to the Department of Banking and the FDIC shall have granted such consents, authorizations and approvals as are necessary for the consummation hereof and thereof and all applicable waiting or similar periods required by law shall have expired.

     8.6 Certificate of Merger. The Secretary of State of the State of Georgia shall have issued a certificate of merger with regard to the Merger in accordance with the provisions of the Financial Institutions Code of Georgia.

ARTICLE IX

WARRANTIES, NOTICES, ETC.

     9.1 Warranties. All statements contained in any certificate or other instrument delivered by or on behalf of a party pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties hereunder by such party.

     9.2 Survival of Representations. All representations, warranties, covenants, and agreements made by either party hereto in or pursuant to this Agreement or in any instrument, exhibit, or certificate delivered pursuant hereto shall be deemed to have been material and to have been relied upon by the party to which made, and such representations, warranties, covenants, and agreements shall survive the Closing and consummation of the Merger, unless expressly stated otherwise herein, for a period of twenty-four (24) months after the Closing Date.

     9.3 Notices. All notices or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by pre-paid, first class certified or registered mail, return receipt requested, or by facsimile transmission, to the intended recipient thereof at its address or facsimile number set out below. Any such notice or communication shall be deemed to have been duly given immediately (if given or made in person or by facsimile confirmed by mailing a copy thereof to the recipient in accordance with this Section 9.3 on the date of such facsimile), or five days after mailing (if given or made by mail), and in proving same it shall be sufficient to show that the envelope containing the same was delivered to the delivery service and duly addressed, or that receipt of a facsimile was confirmed by the recipient as provided above. The party may change the address to which notices or other communications to such party shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein.

(a)	To Cumberland
	and Community:	Community National Bancorporation
561 East Washington Avenue
P.O. Box 2619
Ashburn, Georgia 31714-2619
Attention: Theron G. Reed,
President and Chief Executive Officer
Facsimile: (229) 567-9686

	With copies to:	Sutherland Asbill & Brennan LLP
999 Peachtree Street, N.E.
Atlanta, Georgia 30309
Attention: B. Knox Dobbins, Esquire
Facsimile: (404) 853-8806

(b)	To Heritage
	and Liberty:	300 S. Main Street
Hinesville, Georgia 31313
Attention: James M. Floyd, Jr.
President and Chief Executive Officer
Facsimile: (912) 369-9397

With copies to:	Powell, Goldstein, Frazer & Murphy LLP
191 Peachtree Street, N.E.
Suite 1600
Atlanta, Georgia 30303
Attention: Walter G. Moeling, IV
Facsimile: (404) 572-6999

     9.4 Entire Agreement. This Agreement and the Merger Agreement supersede all prior discussions and agreements between the parties with respect to the Merger and the other matters contained herein and therein, and this Agreement and the Merger Agreement contain the sole and entire agreement between the parties with respect to the transactions contemplated herein and therein.

     9.5 Waiver; Amendment. Prior to or on the Closing Date, Liberty and/or Heritage shall have the right to waive any default in the performance of any term of this Agreement by Cumberland and/or Community, to waive or extend the time for the fulfillment by Cumberland and/or Community of any or all of their/its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Liberty and Heritage under this Agreement, except any condition which, if not satisfied, would result in the violation of any law or applicable governmental regulation. Prior to or on the Closing Date, Cumberland and/or Community shall have the right to waive any default in the performance of any term of this Agreement by Liberty and/or Heritage, to waive or extend the time for the fulfillment by Liberty and/or Heritage of any or all of their/its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Cumberland and Community under this Agreement, except any condition which, if not satisfied, would result in the violation of any law or applicable governmental regulation. No waiver of any condition nor breach of any term contained in this Agreement or the Merger Agreement in one or more instances shall be deemed to be construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or breach of any other term of this Agreement or the Merger Agreement, nor shall the failure of any party at any time or times to require performance of any provision of this Agreement or the Merger Agreement affect the right of such party at a later time to enforce the same or any other provision of this Agreement or the Merger Agreement or to seek any remedy as may be available to such party, in law or equity, as to the matter or matters waived, including without limitation any claim for indemnification. This Agreement may be amended by a subsequent writing signed by the parties hereto, provided, however, that the provisions of Sections 7.5 and 8.5 requiring regulatory approval shall not be amended by the parties hereto without regulatory approval.

ARTICLE X

TERMINATION

     10.1 Termination. This Agreement may be terminated at any time prior to or on the Closing Date upon written notice as follows:

          10.1.1 Material Adverse Change. By Liberty and/or Heritage, if, after the date hereof, a material adverse change in the financial condition or business of

Cumberland shall have occurred which change would reasonably be expected to have individual or in the aggregate a material adverse affect on the business, operations, or assets of Cumberland.

          10.1.2 Noncompliance or Breach. (a) By any party (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by any unaffiliated party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach and which breach is reasonably likely, in the opinion of the non-breaching party, to have, individually or in the aggregate, a material adverse effect on the breaching party. (b) By any party (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach or noncompliance by any unaffiliated party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach or noncompliance.

          10.1.3 Failure to Disclose. By Liberty and/or Heritage, if it learns of any fact or condition not disclosed in this Agreement, the Cumberland Disclosure Memorandum, or the Cumberland Financial Statements, which was required to be disclosed by Cumberland pursuant to the provisions of this Agreement at or prior to the date of execution hereof with respect to the business, properties, assets or earnings of Cumberland which materially and adversely affects such business, properties, assets or earnings or the ownership, value or continuance thereof.

          10.1.4 Adverse Proceedings; Failure to Obtain Regulatory Consents. (a) By any party, if any action, suit or proceeding shall have been instituted or threatened against an unaffiliated party to this Agreement to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated herein, which, in the good faith opinion of the terminating party makes consummation of the transactions herein contemplated inadvisable. (b) By any party (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any consent of any regulatory authority required for consummation of the transactions contemplated hereby shall have been denied by final non-appealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal.

          10.1.5 Termination Date. By any party, if the Closing Date shall not have occurred on or before November 15, 2003.

          10.1.6 Shareholders Vote. By either party, if the Merger Agreement is not approved by the shareholders of Community.

          10.1.7 Environmental Liability of Cumberland. By Liberty and/or Heritage, if it learns of any potential liability of Cumberland arising from noncompliance with any federal, state or local environmental law by Cumberland, or any potential liability of Cumberland arising from any environmental condition of the properties or assets of Cumberland, including any properties or assets in which Cumberland holds a security interest.

          10.1.8 Mutual Consent. By a party upon the written consent of all other parties to this Agreement.

     10.2 Termination Liability. In the event of the termination and abandonment of this Agreement by Liberty or Heritage for any uncured, willful and material breach, as permitted under Section 10.1.2, or for the failure to obtain shareholder approval as permitted under Section 10.1.6, Cumberland and/or Community shall pay Heritage a sum of $250,000. In the event of the termination and abandonment of this Agreement by Cumberland or Community for any uncured, willful and material breach, as permitted under Section 10.1.2, Heritage and/or Liberty shall pay Cumberland a sum of $250,000. The foregoing termination payment shall not relieve a breaching party from liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination, nor shall it preclude any party from pursuing any remedy as may be available to such party in equity to enforce performance of the provisions of this Agreement. The termination payment referenced herein shall not be deemed to be a penalty but represents the good faith estimate of the parties associated with the direct and indirect costs, expenses expected to be incurred by a terminating party.

ARTICLE XI

COUNTERPARTS, HEADINGS, ETC.

     This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The headings herein set out are for convenience of reference only and shall not be deemed a part of this Agreement. A pronoun in one gender includes and applies to the other genders as well.

ARTICLE XII

BINDING EFFECT

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by a party without the prior written consent of all non-affiliate parties.

ARTICLE XIII

GOVERNING LAW

     The validity and effect of this Agreement and the Merger Agreement and the rights and obligations of the parties hereto and thereto shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

ARTICLE XIV

INDEMNIFICATION

     14.1 Indemnification by Community. Community agrees to defend, indemnify and hold harmless Liberty, Heritage, and their affiliates, and shall reimburse Liberty, Heritage, and their affiliates, for, from and against each claim, loss, liability, cost and expense (including without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors), directly or indirectly relating to, resulting from or arising out of: (a) any debt, obligation, or liability (known, contingent, unknown or otherwise) of Cumberland based upon facts, situations, or actions arising prior to the Closing Date which have not been reserved against or disclosed in the Cumberland Financial Statements or the Cumberland Disclosure Memorandum; (b) a charge-off or charge-offs associated with any loan(s) held by Cumberland as of the Closing Date reflecting any actual loss(es) if such actual loss(es), individually or in the aggregate, exceed(s) the sum of (i) One Million Dollars ($1,000,000) and (ii) Cumberland’s allowance for loan and lease loss reserve amount as of the Closing Date; and, (c) any untrue representation, misrepresentation, breach of warranty or nonfulfillment of any covenant, agreement or other obligation by or of Cumberland or Community contained herein or in any certificate, document or instrument delivered to Liberty or Heritage pursuant hereto.

     14.2 Indemnification by Liberty. Liberty hereby agrees to defend, indemnify and hold harmless Community and its affiliates, and shall reimburse Community and its affiliates, for, from and against each claim, loss, liability, cost and expense (including without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors), directly or indirectly relating to, resulting from or arising out of: (a) any debt, obligation, or liability (known, contingent, unknown or otherwise) of Cumberland based upon facts, situations, or actions arising after the Closing Date (unless based upon facts, situations, or actions of Cumberland or its affiliates following the Closing Date or otherwise subject to indemnification by Community by this Agreement); and, (b) any untrue representation, misrepresentation, breach of warranty or nonfulfillment of any covenant, agreement or other obligation by or of Heritage or Liberty contained herein or in any certificate, document or instrument delivered to Cumberland or Community pursuant hereto.

     14.3 Procedure. If any claim is made or lawsuit, proceeding or enforcement action is filed (collectively “Claims” and each a “Claim”) against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within twenty (20) days after receipt of the Claim or the service of the citation or summons), provided, that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. The indemnifying party shall be entitled, if it so selects, to take control of defense and investigation of such Claim, and to employ and engage attorneys of its own choice who are reasonably acceptable to the indemnified party to handle and defend the same, at the indemnifying party’s cost, risk and expense. The indemnifying party shall notify the indemnified party in writing of its election to defend in good faith any such Claim as soon as it is practicable, but in no event more than fifteen (15) days after receipt of written notice thereof by the indemnifying party from the indemnified party. The indemnifying party shall have the right to settle or compromise any such Claim without the consent of the indemnified party at any time utilizing its own funds to do so, if in connection with such settlement or compromise the indemnified party is fully released by third party and is paid any indemnification amounts due hereunder. If the indemnifying party fails, or does not elect, to assume the defense of such Claim within fifteen (15) days after receipt of notice pursuant to this Section, the indemnified party will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnified party’s cost and expense, the defense, compromise or settlement of such Claim on behalf of, for the account, and at the risk of the indemnifying party; provided, however, that such Claim shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event the indemnified party assumes defense of the Claim, the indemnified party will keep the indemnifying party reasonably informed of progress of any such defense, compromise of settlement. The indemnifying party shall be liable for any settlement of any Claim effected pursuant to and in accordance with this Section and or any final judgment or assessment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any damages by reason of such settlement or judgment (subject to the limitations contained herein).

     The indemnified party shall cooperate in all reasonable respects with the indemnifying party and its attorneys in any investigation, trial and defense relating to a Claim and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such claim and any appeal arising therefrom.

     14.4 Survival; Exclusive Remedy After Closing. The indemnification provisions of this Article XIV (a) shall survive the Closing and consummation of the Merger for a period twenty-four (24) months after the Closing Date, and (b) shall be the exclusive remedy of the parties with respect to claims under this Agreement after consummation of the Merger; provided, however that any party may pursue such remedies as may be available to such party in equity to enforce performance of the provisions of this Agreement.

     14.5 Limitation of Indemnification Liability; Aggregate Deductible. Neither Community nor Liberty shall, in any event, be required to make indemnification payments under this Article XIV that in the aggregate exceeds the Aggregate Offering Price, as adjusted pursuant to this Agreement. Neither Community nor Liberty shall have any obligation to indemnify any person under this Agreement for any claim, loss, liability, cost or expense incurred or suffered by such party except to the extent that such indemnified claims, losses, liabilities, costs and expenses, taken together, exceed Thirty-Five Thousand Dollars ($35,000), and then only to the extent of such excess.

[signatures on following page]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized corporate officers and their respective corporate seals to be affixed hereto as of the day and year first above written.

CUMBERLAND NATIONAL BANK

(CORPORATE SEAL)	By:	/s/ Gary D. Willis

	Name:	Gary D. Willis

Attest: /s/ Carol A. Hurlock Secretary/Asst. Cashier	Title:	President/CEO

COMMUNITY NATIONAL BANCORPORATION

(CORPORATE SEAL)	By:	/s/ Theron G. Reed

	Name:	Theron G. Reed

Attest: Secretary	Title:	President

THE HERITAGE BANK

(CORPORATE SEAL)	By:

Attest:		/s/ James M. Floyd, Jr. James M. Floyd, Jr. President and Chief Executive Officer

/s/ Barbara S. Smith Secretary

LIBERTY SHARES, INC.

(CORPORATE SEAL)	By:

Attest:		/s/ James M. Floyd, Jr. James M. Floyd, Jr. President and Chief Executive Officer

/s/ Linda P. Kearns Secretary

Appendix B

FORM OF AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”) is made and entered into as of this      day of      , 2003, by and between      ,      County, a Georgia bank (“Heritage”), and Cumberland National Bank,      County, a national banking association (“Cumberland”) (hereinafter collectively referred to as the “Constituent Banks”).

R E C I T A L S:

     WHEREAS, the authorized capital stock of Cumberland consists of       shares of Common Stock, $     par value per share, of which shares are issued and outstanding (the “Cumberland Stock”); and

     WHEREAS, the respective Boards of Directors of the Constituent Banks, the Board of Directors of Community National Bancorporation (“Community”), the sole shareholder of Cumberland, and the Board of Directors of Liberty Shares, Inc (“Liberty”), the sole shareholder of Heritage, deem it advisable and in the best interests of each of the Constituent Banks and their respective shareholders that Cumberland merge with Heritage, with Heritage being the surviving bank; and

     WHEREAS, the respective Boards of Directors of the Constituent Banks, by resolutions duly adopted, have unanimously approved and adopted this Agreement and directed that it be submitted to the shareholder of Cumberland, the shareholders of Community, the parent of Cumberland, and the sole shareholder of Heritage for their approval; and

     WHEREAS, Heritage, pursuant to the Agreement and Plan of Reorganization, of even date herewith, by and between Cumberland, Community, Heritage and Liberty (the “Acquisition Agreement”), has agreed to pay cash for the issued and outstanding shares of Cumberland Stock, according to the terms and conditions contained herein, on or after the Effective Date (as defined herein) of the Merger (as defined below);

     NOW, THEREFORE, for and in consideration of the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which as legally sufficient consideration are hereby acknowledged, the parties hereto have agreed and do hereby agree, as follows:

1.     MERGER.

     Pursuant to and with the effects provided in the applicable provisions of Article 2 of the Financial Institutions Code of Georgia, Chapter 1 of Title 7 of the Official Code of Georgia (the “Code”), Cumberland (hereinafter sometimes referred to as the “Merged Bank”) shall be merged with and into Heritage (the “Merger”). Heritage shall be the surviving bank (the “Surviving Bank”) and shall continue under the name “The Heritage Bank”. On the Effective Date (as defined herein) of the Merger, the individual existence of the Merged Bank shall cease and terminate.

2.     ACTIONS TO BE TAKEN.

     The acts and things required to be done by the Code in order to make this Agreement effective, including the submission of this Agreement to the shareholders of the Constituent Banks and the filing of the articles of merger relating hereto in the manner provided in said Code, shall be attended to and done by the proper officers of the Constituent Banks with the assistance of counsel as soon as practicable.

3.     EFFECTIVE DATE.

     The Merger shall be effective upon the approval of this Agreement by the shareholders of the Merged Bank and the filing of the articles of merger relating hereto in the manner provided in the Code (the “Effective Date”).

4.     ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING BANK.

(a)	The Articles of Incorporation of Heritage, as heretofore amended, as in effect on the Effective Date shall be the Articles of Incorporation of the Surviving Bank.

(b)	Until altered, amended or repealed, as therein provided, the Bylaws of Heritage as in effect on the Effective Date shall be the Bylaws of the Surviving Bank.

5.     DIRECTORS.

     Upon the Merger contemplated herein becoming effective, the directors of the Surviving Bank shall be the individuals set forth on Attachment 1 hereto. Said persons shall hold office until the next annual meeting of the shareholders of the Surviving Bank and until their successors are elected in accordance with the Bylaws of the Surviving Bank. If on the Effective Date any vacancy shall exist on the Board of Directors of the Surviving Bank, such vacancy shall be filled in the manner specified in the Bylaws of the Surviving Bank.

6.     MANNER AND BASIS OF CONVERTING SHARES OF CAPITAL STOCK; CAPITAL STRUCTURE OF THE SURVIVING BANK.

     Upon the Effective Date, all of the shares of Cumberland Stock outstanding on the Effective Date shall be cancelled and shall be deemed for all corporate purposes to evidence only the right to receive the Aggregate Offering Price, subject to adjustment, as set forth and defined in the Acquisition Agreement. Upon the Effective Date, each share of common stock of the Surviving Bank issued and outstanding immediately prior to the Effective Date shall remain unaffected by the Merger.

7.     TERMINATION OF SEPARATE EXISTENCE.

     Upon the Effective Date, the separate existence of the Merged Bank shall cease and the Surviving Bank shall possess all of the rights, privileges, immunities, powers and franchises, as well of a public nature as of a private nature, of each of the Constituent Banks; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest of or belonging to or due to each of the Constituent Banks shall be taken and deemed to be transferred to and vested in the Surviving Bank without further act or deed, and the title to any real estate or any interest therein, vested in either of the Constituent Banks shall not revert or be in any way impaired by reason of the Merger. The Surviving Bank shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of each of the Constituent Banks; and any claim existing or action or proceeding, civil or criminal, pending by or against either of said Constituent Banks may be prosecuted as if the Merger had not taken place, or the Surviving Bank may be substituted in its place, and any judgment rendered against either of the Constituent Banks may thenceforth be enforced against the Surviving Bank; and neither the rights of creditors nor any liens upon the property of either of the Constituent Banks shall be impaired by the Merger.

8.     FURTHER ASSIGNMENTS.

     If at any time the Surviving Bank shall consider or be advised that any further assignments or assurances in law or any other things are necessary or desirable to vest in said bank, according to the terms hereof, the title to any property or rights of the Merged Bank, the proper officers and directors of the Merged Bank shall and will execute and make all such proper assignments and assurances and do all things necessary and proper to vest title in such property or rights in the Surviving Bank, and otherwise to carry out the purposes of this Agreement.

9.     CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER.

     This Agreement is subject to, and consummation of the Merger is conditioned upon, the fulfillment as of the Effective Date of each of the following conditions:

(a)	Approval of this Agreement by the affirmative vote of the holders of a two-thirds of the outstanding voting shares of Cumberland Stock, the affirmative vote of the holders of a majority of the outstanding voting shares of Community and the sole shareholder of Heritage; and

(b)	All the terms, covenants, agreements, obligations and conditions of the Acquisition Agreement to be complied with, satisfied and performed on or prior to the Closing Date (as defined therein), shall have been complied with, satisfied and performed in all material respects unless accomplishment of such covenants, agreements, obligations and conditions has been waived by the party benefited thereby.

10.     TERMINATION.

     This Agreement may be terminated and the Merger abandoned in accordance with the terms of the Acquisition Agreement at any time before or after adoption of this Agreement notwithstanding favorable action on the Merger by the shareholders of the Constituent Banks and

Community, but not later than the issuance of the certificate of merger by the Secretary of State of Georgia with respect to the Merger in accordance with the provisions of the Code.

11.     COUNTERPARTS; TITLE; HEADINGS.

     This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The title of this Agreement and the headings herein set out are for the convenience of reference only and shall not be deemed a part of this Agreement.

12.     AMENDMENTS; ADDITIONAL AGREEMENTS.

     At any time before or after approval and adoption by the shareholders of the Constituent Banks and Community, this Agreement may be modified, amended or supplemented by additional agreements, articles or certificates as may be determined in the judgment of the respective Boards of Directors of the parties to the Acquisition Agreement to be necessary, desirable, or expedient to further the purposes of this Agreement, to clarify the intention of the parties, to add to or modify the covenants, terms or conditions contained herein or to effectuate or facilitate any governmental approval of the Merger or this Agreement, or otherwise to effectuate or facilitate the consummation of the transactions contemplated hereby; provided, however, that no such modification, amendment or supplement shall reduce the Aggregate Offering Price pursuant to Section 6 hereof.

     IN WITNESS WHEREOF, the Constituent Banks have each caused this Agreement to be executed on their respective behalves and their respective bank seals to be affixed hereto as of the day and year first above written.

THE HERITAGE BANK

(BANK SEAL)	By:

ATTEST:	James M. Floyd, Jr. Chief Executive Officer

Secretary
CUMBERLAND NATIONAL BANK

(BANK SEAL)	By:

Name:

ATTEST:	Title:

Secretary

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY COMMUNITY NATIONAL BANCORPORATION

				For	Against	Abstain
SPECIAL MEETING OF SHAREHOLDERS JULY 24, 2003		1.	To consider and vote upon a	☐	☐	☐

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Theron G. Reed to act, with full power of substitution and revocation, as proxy to appear and vote on behalf of the undersigned at the Special Meeting of Shareholders (the “Special Meeting”) of Community National Bancorporation (the “Company”) to be held at The Thrasher House, 720 Hudson Avenue, Ashburn, Georgia 31714, on Thursday, July 24, 2003 at 10:30 a.m., local time, and at any adjournments or postponements thereof, for the following purposes:			proposal to approve each of the following with respect to the proposed sale (the “Sale”) of the Cumberland National Bank (“Cumberland”), a wholly-owned subsidiary of the Company, to Liberty Shares, Inc. (“Liberty”);
			(a)	an Agreement and Plan of Reorganization (the “Reorganization Agreement”), dated May 30, 2003, by and among the Company, Cumberland, Liberty and The Heritage Bank (“Heritage”), a wholly-owned subsidiary of Liberty.
			(b)	an Agreement and Plan of Merger (the “Merger Agreement” and, together with the Reorganization Agreement, the “Agreements”), to be entered into by and between Cumberland and Heritage; and
			(c)	the Sale and all other transactions contemplated by the Agreements
				For	Against	Abstain
		2.	If necessary, to vote upon the adjournment and postponement of the Special Meeting to solicit additional proxies or for any other reason.	☐	☐	☐
		3.	To act in the discretion of the above-referenced proxy upon such other matters as may properly come before the Special Meeting or any postponements or adjournments thereof, all as set forth in the Notice of Special Meeting of Shareholders and the Proxy Statement, receipt of which is hereby acknowledged.

Please be sure to sign and date this Proxy in the box below.	Date	PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE SPECIAL MEETING OF SHAREHOLDERS.				☐

Stockholder sign above Co-holder (if any) sign above		THE PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ABOVE MATTERS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMMUNITY NATIONAL BANCORPORATION.

Detach above card, sign, date and mail in postage paid envelope provided.

COMMUNITY NATIONAL BANCORPORATION

561 East Washington Avenue • Ashburn, Georgia 31714

IMPORTANT: Please date this proxy card and sign exactly as your name or names appear above. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity, please give your full title(s).
IMPORTANT: PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME OR NAMES APPEAR ABOVE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.